MARSH & McLENNAN COMPANIES, INC.


                      1992 INCENTIVE AND STOCK AWARD PLAN


                                                             Amended and
                                                             Restated
                                                             5/16/95


                        MARSH & McLENNAN COMPANIES, INC.


                      1992 INCENTIVE AND STOCK AWARD PLAN

         1. Purposes.  The purposes of the 1992 Incentive and Stock
Award Plan are to advance the interests of Marsh & McLennan Companies, Inc. and its stockholders by providing a means to attract, retain, and motivate employees of the Company and its Subsidiaries and Affiliates, and to strengthen the mutuality of interest between such employees and the Company's stockholders.

         2. Definitions.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         (b) "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent, or Other Stock-Based Award including unrestricted Stock awarded as a bonus or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

         (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

         (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (e) "Board" means the Board of Directors of the Company.

         (f) "Change in Control" means Change in Control as defined with related terms in Section 8.


                                                       - 1 -

         (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

         (h) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

         (i) "Company" means Marsh & McLennan Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (j) "Dividend Equivalent" means a right, granted to a Participant under
Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

         (l) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Stock as of any given date shall mean the per share value of Stock as determined by using the mean between the high and low selling prices of such Stock on the immediately preceding date (or, if the NYSE was not open that day, the next preceding day that the NYSE was open for trading and the Stock was traded) as reported for such date in the table titled "NYSE--Composite Transactions," contained in The Wall Street Journal or an equivalent successor table.

         (m) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

         (n) "Limited SAR" means a right which shall, in general, be automatically exercised for cash upon a Change in Control.

         (o) "NQSO" means any Option that is not an ISO.

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         (p) "Option" means a right, granted to a Participant under
Section 6(b), to purchase Stock. An Option may be either an ISO or an NQSO.

         (q) "Other Stock-Based Award" means a right, granted to a Participant under Section 6(h), that relates to or is valued by reference to Stock.


         (r) "Participant" means a person who, as an employee of the Company, a Subsidiary, or Affiliate, has been granted an Award under the Plan.

         (s) "Plan" means this 1992 Incentive and Stock Award Plan.

         (t) "Restricted Stock" means an award of shares of Stock to a Participant under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

         (u) "Restricted Stock Unit" means a right, granted to a Participant under Section 6(e), to receive Stock or cash at the end of a specified deferral period.

         (v) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

         (w) "Stock" means the Common Stock, $1.00 par value per share, of the Company or such other securities pursuant to Section 5.

         (x) "SAR" or "Stock Appreciation Right" means the right, granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

         (y) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.



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         3. Administration.

         (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

             (i) to select Participants to whom Awards may be granted;

             (ii) to designate Affiliates;

             (iii) to determine the type or types of Awards to be granted to each Participant;

             (iv) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

             (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

             (vi) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant, and whether to create trusts and deposit Stock or other property therein;

             (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

             (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

             (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

             (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

         (b) Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.


         (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

         4. Eligibility. Officers and other employees of the Company and its Subsidiaries and Affiliates (including any director who is also an employee but excluding members of the Committee and directors of the Company who are not employees) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates are eligible to be granted Awards under the Plan.

         5. Stock Subject to the Plan.

         (a) Subject to adjustment as hereinafter provided, the total number of shares of Stock reserved for issuance in connection with Awards under the Plan shall be eight million two hundred thousand (8,200,000), plus such number of shares that have been authorized and reserved for awards under the Marsh & McLennan Companies, Inc. 1988 Incentive and Stock Award Plan (the "1988 Plan"); provided, however, that Awards may be granted with respect to any such 1988 Plan shares (i) to the extent that such shares were available for grants of awards under the 1988 Plan at the Effective Date (as hereinafter defined) or (ii) subject to outstanding awards under the 1988 Plan on the Effective Date, to the extent such shares would again be available for grants of Awards under the Plan (as determined pursuant to the provisions of this Section 5) upon the termination, expiration, forfeiture or cancellation of such 1988 Plan awards. No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares reserved under the preceding sentence. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of shares to the Participant, any shares counted against the number of shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award; and provided further, that in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, such number of shares shall not be available for Awards unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, cancelled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised.

         (b) Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares acquired by purchase in the open market or in private transactions.

         (c) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

         6. Specific Terms of Awards.

         (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

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         (b) Options.  The Committee is authorized to grant Options to
Participants on the following terms and conditions:

             (i) Exercise Price. The exercise price per share of Stock

         purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value.

             (ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, notes or other property, and the methods by which Stock will be delivered or deemed to be delivered to Participants.

             (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

         (c) SARs and Limited SARs. The Committee is authorized to grant SARs and Limited SARs to Participants on the following terms and conditions:

             (i) SARs. (A) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right, including, in the Committee's discretion, one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise) over (2) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant of such SAR (or, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

                       (B) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

             (ii) Limited SARs. A Limited SAR shall confer on the

         Participant to whom it is granted a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal to the excess of the Change in Control Price (as defined in Section 8(c) hereof) or, in the Committee's discretion, in the case of a Limited Right related to an ISO, the Fair Market Value of one share, over the grant price of the Limited SAR as determined by the Committee as of the date of grant of the Limited SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant (or, in the case of a Limited SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option), provided that in the case of a Limited SAR granted to a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Individual"), such Section 16 Individual shall only be entitled to receive such amount if such Limited SAR has been outstanding for at least six (6) months as of the date of the Change in Control.

         (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

             (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

             (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

             (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.


             (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

         (e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

             (i) Award and Restrictions. Delivery of Stock or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, if any, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

             (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Units), or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

         (f) Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

         (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

         (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, notes or other property, as the Committee shall determine; provided, however, that, except as provided in Section 7(a), the value of such consideration, as determined by the Committee, shall be not less than 100% of the Fair Market Value of such Stock as of the date such purchase right is granted. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 6(h).

         7. Certain Provisions Applicable to Awards.

         (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock which is granted, in connection with the substitution of awards granted under any other plan of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion, and may, to the extent the Committee determines necessary in order to preserve the value of such other award, be less than the Fair Market Value of a share on the date of grant of such substitute Award.

         (b) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

         (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committe may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

         (d) Miscellaneous. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution or except pursuant to a designation of a Beneficiary and, awards shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

         (e) 1988 Plan Awards. Upon effectiveness of the Plan, no further grants of options or other awards will be made under the 1988 Plan, provided, however, that the authority to grant further options and awards under the 1988 Plan shall be reinstated if stockholders do not approve the Plan in accordance with Section 9(k). Options and other awards granted under the 1988 Plan and not terminated prior to the effective date of the Plan shall be subject to and governed by the terms and conditions of the Plan; provided, however, that the 1988 Plan shall be deemed to be a subplan under the Plan, and each option or other award granted thereunder shall be subject to and governed by the terms and conditions and agreements under the 1988 Plan as in effect immediately prior to the Plan's effective date, unless an amendment to an outstanding option or other award is approved by the Committee and, if required under the terms of the 1988 Plan or the Plan, by the affected Participant.

         8. Change in Control Provisions.

         (a) In the event of a "Change in Control," as defined in this Section:

             (i) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

             (ii) the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

         (b) For purposes of the Plan, a "Change in Control" shall have occurred if:

             (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the

         Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

             (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 8(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

             (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

         (c) For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

         (d) Additional Payments. If any payment attributable to any Award under the Plan (the "Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by a Participant after deduction of any Excise Tax on such Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section, shall be equal to the Payments. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such

Excise Tax, (a) all payments or benefits received or to be received by a Participant in connection with a Change in Control of the Company (pursuant to the Plan or any other plan, agreement or arrangement of the Company, its Subsidiaries or Affiliates) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Participant such payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (b) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Payments or (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above), and (c) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date such Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of the Gross-Up Payment, the Participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Participant if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined. Any Gross-Up Payment to be made to the Participant under this paragraph shall be payable within thirty (30) days of the date of the Change in Control.

         9. General Provisions.

         (a) Compliance with Legal and Exchange Requirements.  The

Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

         (b) Nontransferability. In addition to the restrictions on transferability set forth in Section 7(d)(i) (which apply to all Participants whether or not otherwise subject to Section 16 under the Exchange Act), a Participant's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant's creditors.

         (c) No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's employment at any time.

         (d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal law or regulation (including Rule 16b-3) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair or adversely affect the rights of such Participant under such Award. Following the occurrence of a Change in Control, the Board may not terminate this Plan or amend this Plan in any manner adverse to employees.

         (f) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

         (g) Unfunded Status of Awards and Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. If and to the extent authorized by the Committee, the Company may deposit into such a trust Stock or other assets for delivery to the Participant in satisfaction of the Company's obligations under any Award. If so provided by the Committee, upon such a deposit of Stock or other assets for the benefit of a Participant, there shall be substituted for the rights of the Participant to receive delivery of Stock and other payments under this Plan a right to receive the assets of the trust (to the extent that the deposited Stock or other assets represented the full amount of the Company's obligation under the Award at the date of deposit). The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

         (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of laws; and applicable federal law.

         (k) Effective Date; Plan Termination. The Plan shall become effective (the "Effective Date") upon approval by the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy, and entitled to vote at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law. Any Awards granted under the Plan prior to such approval of stockholders shall be subject to such approval and in the absence of such approval, such Awards shall be null and void. The Plan shall terminate as to future awards on the date which is five (5) years after the Effective Date, or, if earlier, at such time as no Stock remains available for issuance pursuant to Section 5 and the Company has no further obligations with respect to any Award granted under the Plan.

         (l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                      - 19 -



                       MARSH & MCLENNAN COMPANIES, INC.


                      1992 INCENTIVE AND STOCK AWARD PLAN




Section                                                                Page

1.       Purposes....................................................... 1

2.       Definitions.................................................... 1

3.       Administration................................................. 4

         (a)      Authority of the Committee............................ 4
         (b)      Manner of Exercise of Committee Authority............. 5
         (c)      Limitation of Liability............................... 5

4.       Eligibility.................................................... 6

5.       Stock Subject to the Plan...................................... 6

6.       Specific Terms of Awards....................................... 7

         (a)      General............................................... 7
         (b)      Options............................................... 8
         (c)      SARs and Limited SARs................................. 8
         (d)      Restricted Stock.......................................9
         (e)      Restricted Stock Units............................... 10
         (f)      Stock Awards in Lieu of Cash Awards.................. 11
         (g)      Dividend Equivalents................................. 11
         (h)      Other Stock-Based Awards............................. 11

7.       Certain Provisions Applicable to Awards....................... 12

         (a)      Stand-Alone, Additional, Tandem and
                    Substitute Awards.................................. 12
         (b)      Terms of Awards...................................... 12
         (c)      Form of Payment Under Awards......................... 12
         (d)      Miscellaneous........................................ 12
         (e)      1988 Plan Awards..................................... 13

8.       Change in Control Provisions.................................. 13



                                     - i -

                       MARSH & MCLENNAN COMPANIES, INC.

                      1992 INCENTIVE AND STOCK AWARD PLAN


Section                                                                Page

9.       General Provisions............................................ 16

         (a)      Compliance with Legal and Exchange
                    Requirements....................................... 16
         (b)      Nontransferability................................... 16
         (c)      No Right to Continued Employment..................... 16
         (d)      Taxes................................................ 16
         (e)      Changes to the Plan and Awards....................... 17
         (f)      No Rights to Awards; No Stockholder Rights........... 17
         (g)      Unfunded Status of Awards and Trusts................. 17
         (h)      Nonexclusivity of the Plan........................... 18
         (i)      No Fractional Shares................................. 18
         (j)      Governing Law........................................ 18
         (k)      Effective Date; Plan Termination..................... 18
         (l)      Titles and Headings.................................. 19


                                     - ii -

                       MARSH & McLENNAN COMPANIES, INC.
                 RESTRICTED SHARES VOLUNTARY DEFERRAL PROGRAM
                              FOR U.S. EMPLOYEES

          SUMMARY OF KEY PROVISIONS FOR RESTRICTED STOCK/UNIT GRANTS

                            Original Award of                   Replacement Award of               Supplemental Award of
                            Restricted Stock/Units              Restricted Stock Units             Restricted Stock Units
                            ----------------------              ----------------------             ----------------------
Number of Shares            Number of restricted                Number of restricted               15% of number of
                            shares originally                   shares exchanged                   restricted shares
                            awarded, less number of                                                exchanged and deferred
                            restricted shares                                                      until January 1, 2000
                            exchanged                                                              or later

Grant Date                  April 30, 1986 and/or               January 1, 1996                    January 1, 1996
                            other dates

Vesting Date                January 1, 1997 and/or              January 1, 1997 and/or             January 1, 2000
                            other dates in 1997                 other dates in 1997                (except as noted below)
                            (except as noted below)             (except as noted below)

Distribution Date(s)        January 1997 and/or                 Based on employee                  Based on employee
                            other months in 1997                election                           election
                            (except as noted below)             (except as noted below)            (except as noted below)

IRC Section 162(m)

  Distribution Date(s)      Not Applicable                      Compensation Committee             Compensation Committee
                                                                can further defer                  can further defer
                                                                distribution for                   distribution for
                                                                covered employees to               covered employees to
                                                                avoid loss of corporate            avoid loss of corporate
                                                                tax deduction                      tax deduction

  Covered Employees         Not Applicable                      Chief executive officer            Chief executive officer
                                                                and four highest paid              and four highest paid
                                                                executive officers                 executive officers
                                                                (other than chief                  (other than chief
                                                                executive officer) of              executive officer) of
                                                                MMC on last day of year            MMC on last day of year
                                                                of distribution                    of distribution

Dividend/Equivalents        Payable and fully                   Payable and fully                  Payable and fully
                            taxable                             taxable                            taxable

Taxes

  Grant Date                None                                None                               None

  Vesting Date              Income tax and FICA                 FICA withholding                   FICA withholding
                            withholding

  Distribution Dates(s)     (Distribution occurs at             Income tax withholding             Income tax withholding
                            vesting)

                            Original Award of                   Replacement Award of               Supplemental Award of
                            Restricted Stock/Units              Restricted Stock Units             Restricted Stock Units
                            ----------------------              ----------------------             ----------------------
Termination of Employment

  Death                     Immediate vesting and               Immediate vesting and              Immediate vesting and
                            lump sum distribution               lump sum distribution              lump sum distribution
                            as soon as practicable              as soon as practicable             as soon as practicable
                            thereafter                          thereafter                         thereafter

  Permanent Disability      Immediate vesting (but              Immediate vesting (but             Immediate vesting (but
                            no sooner than 6 months             no sooner than 6 months            no sooner than 6 months
                            from grant date) and                from grant date) and               from grant date) and
                            lump sum distribution               lump sum distribution              lump sum distribution
                            as soon as practicable              in January of year                 in later of January of
                            thereafter                          following termination              year following
                                                                                                   termination or January
                                                                                                   2000

  Normal or Deferred        Vesting on retirement               Vesting on retirement              Vesting on retirement
    Retirement              date (but no sooner                 date (but no sooner                date (but no sooner
                            than 6 months from                  than 6 months from                 than 6 months from
                            grant date) if prior to             grant date) if prior to            grant date) if prior to
                            otherwise scheduled                 otherwise scheduled                January 1, 2000, and
                            vesting date, and                   vesting date, and                  distribution as elected
                            distribution as soon as             distribution as elected            (but beginning no later
                            practicable thereafter              (but beginning no later            than January of year
                                                                than January of year               following retirement,
                                                                following retirement)              provided that such
                                                                                                   distribution not begin
                                                                                                   sooner than January 2000)

  Other                     Forfeiture of unvested              Forfeiture of unvested             Forfeiture of unvested
                            shares                              shares, or lump sum                shares, or lump sum
                                                                distribution of any                distribution of any
                                                                remaining vested shares            remaining vested shares
                                                                in January of year                 in January of year
                                                                following termination              following termination

Change in Control           Immediate vesting and               Immediate vesting and              Immediate vesting and
                            lump sum distribution               lump sum distribution              lump sum distribution
                            as soon as practicable              as soon as practicable             as soon as practicable
                            thereafter                          thereafter                         thereafter

Special Severance Pay Plan  Applicable                          Applicable                         Not Applicable

This Summary of Key Provisions summarizes, but does not set forth, the terms and conditions of certain restricted stock/unit grants. Please refer to the terms and conditions for more specific information. In the event of any conflict between such terms and conditions and the description contained in this summary, the formal terms and conditions document shall govern.



                 Marsh & McLennan Companies
             1992 Incentive and Stock Award Plan

       Terms and Conditions of Restricted Stock Units
        Granted To U.S. Employees on January 1, 1996

This award (the "Award") of Restricted Stock Units is being granted to you under the Marsh & McLennan Companies 1992 Incentive and Stock Award Plan (the "1992 Plan"). The Award consists of (1) a replacement award (the "Replacement Award") of Restricted Stock Units equal in number to the number of shares (the "Covered Shares"), excluding any granted in connection with a prior deferral under the Re-stricted Shares Voluntary Deferral Program or a Cash Bonus Award Voluntary Deferral Plan, of Restricted Stock, Incen-tive Units or Restricted Stock Units (granted to you under the Marsh & McLennan Companies Restricted Stock Plan (1985), the Marsh & McLennan 1988 Incentive and Stock Award Plan or the 1992 Plan) which were scheduled to vest on a specified future date (the "Scheduled Vesting Date") and which you have irrevocably elected to surrender and have cancelled in exchange for this Award, provided, that such elected number is in an increment of 100 and cannot be more than 75% or less than 25% of the number of Covered Shares of Restricted Stock, Incentive Units or Restricted Stock Units which were scheduled to vest on the Scheduled Vesting Date, plus, (2) if you elect to defer distribution of the Award to a date on or after the vesting date specified in Section I A.2. below, an additional award (the "Supplemental Award") of Restricted Stock Units equal in number to 15% of the Replacement Award. The Award is subject to the following terms and conditions:

I.   AWARD VESTING AND DISTRIBUTION

     A.   Vesting Period

          1. Subject to Section IV D. hereof, the Replace-ment Award shall vest on the earlier of (a) the Scheduled Vesting Date or (b) such other date as may be applicable pursuant to the provisions of Sections IV and V below, but in no event will the Replacement Award vest sooner than six months from the date of grant (except in the event of your death).

          2. Subject to Section IV D. hereof, the Supple-mental Award shall vest on the earlier of (a) January 1 of the year of the third anniver-sary of the Scheduled Vesting Date or (b) such other date as may be applicable pursuant to the provisions of Sections IV and V below, but in no event will the Supplemental Award vest sooner than six months from the date of grant (except in the event of your death).

     B.   Stock Distribution

          Unless forfeited pursuant to Section IV D. hereof or unless Section V A.2 applies, and in any event subject to Section I C. hereof, shares of Common Stock (the "Shares") of Marsh & McLennan Compa-nies, Inc. ("MMC") shall be registered in your name on each distribution date based on your irre-vocable election. The number of Shares so regis-tered to you on each distribution date shall be based upon a distribution in substantially equal installments over the period during which you have irrevocably elected to receive such Shares; pro-vided, however, that in the case of termination of your employment by reason of your death or perma-nent disability, or in the case of a payment under
          Section V A.1. hereof, the number of Shares so registered shall equal the number of Restricted Stock Units with respect to which distribution had not previously been made. Once the Award vests, you have an unalienable right to receive the Shares (or cash or other property, as described in Section V A.2 hereof) payable in connection there-with, in accordance with the terms hereof.

     C.   Special Deferral

          Notwithstanding anything to the contrary contained herein (other than Section V), the Committee (as hereinafter defined) shall have the discretion to defer any distribution otherwise scheduled to be made hereunder to the extent necessary (in the Committee's judgment) to avoid all or any portion of such distribution being nondeductible to the Company by reason of Section 162(m) of the Inter-nal Revenue Code of 1986, as amended, or any suc-cessor provision thereto. Employees covered under
          Section 162(m), according the proposed regulations issued by the Internal Revenue Service, include
          (i) the chief executive officer of MMC as of the last day of the year of distribution and (ii) the four highest paid executive officers of MMC, other than the chief executive officer, who are employed on the last day of the year of distribution.

II. RIGHTS OF RESTRICTED STOCK UNITS

     You will receive dividend equivalent payments on the Restricted Stock Units. Unless and until the vesting conditions of the Award have been satisfied and you have received the stock certificate in accordance with the terms and conditions described herein, you have none of the attributes of ownership to such Shares of stock (e.g., units cannot be used as payment for stock option exercises).


III. TAXES

     The value of your Award is not includible in gross income on the date of grant or on the date(s) of vest-ing, but is subject to FICA on the date(s) of vesting. When the stock certificate (or, in the event Section V
     A.2 is applicable, cash or other property) is delivered to you free and clear of all restrictions on each dis-tribution date, the then value of the distribution is includible in gross income and you will be required to pay the withholding taxes required by law. At that time, you will be given detailed information regarding the tax consequences of your receipt of the Shares (or cash or other property). The receipt of dividend equivalents is taxable on a current basis as additional compensation and is subject to FICA.

IV.  TERMINATION OF EMPLOYMENT

     If your employment with MMC or any of its subsidiaries or affiliates (collectively, the "Company") terminates, your right to the Award and to the distribution of Shares shall be as follows:

     A.   Death

          If you die during employment, any unvested portion of the Award will vest immediately. In such event, or in the event of your death prior to complete distribution in respect of your Award, distribution of Shares in respect of your undis-tributed Award shall be made in the form of a lump sum payable as soon as practicable thereafter, with Shares being distributed to the person or persons to whom your rights shall pass by will or the law of descent and distribution.

     B.   Permanent Disability

          If you terminate employment as a result of becom-ing totally and permanently disabled, as deter-mined under the Company's Long-Term Disability Plan, any unvested portion of the Award will vest immediately, except that in no event shall the Award vest sooner than six months from the date of grant. Distribution of Shares in respect of the Replacement Award shall be in the form of a lump sum payable on January 1 of the year following such termination. Distribution of Shares in re-spect of the Supplemental Award shall be in the form of a lump sum payable on the later of (1) January 1 of the year following termination or
          (2) January 1 of the year of the third anniversary of the Scheduled Vesting Date.

     C.   Normal or Deferred Retirement

          1. If your normal or deferred retirement (as such terms are defined in the Company's pri-mary retirement plan applicable to you) is prior to the Scheduled Vesting Date, the Replacement Award shall vest on your retire-ment date, except that in no event shall the Award vest sooner than six months from the date of grant. Distribution of Shares in respect of the Replacement Award shall be made at the time and in the form irrevocably elected by you on your election form, but shall commence no later than January of the year following retirement.

          2. If your normal or deferred retirement is prior to January 1 of the year of the third anniversary of the Scheduled Vesting Date, the Supplemental Award shall vest on your retirement date, except that in no event shall the Supplemental Award vest sooner than six months from the date of grant. Distribu-tion of Shares in respect of the Supplemental Award shall be made at the time and in the form irrevocably elected by you on your elec-tion form but, subject to the succeeding sentence, distribution shall commence no later than January of the year following retirement. In no event, however, shall dis-tribution commence before January 1 of the year of the third anniversary of the Sched-uled Vesting Date.

     D.   All Other Employment Terminations

          1. If you cease to be an employee of the Company before the Scheduled Vesting Date for any reason other than death, permanent disabili-ty, or normal or deferred retirement, your right to any unvested portion of the Replace-ment Award shall be forfeited.

          2. If you cease to be an employee of the Company before January 1 of the year of the third anniversary of the Scheduled Vesting Date for any reason other than death, permanent dis-ability, or normal or deferred retirement, your right to any unvested portion of the Supplemental Award shall be forfeited.

          3. If you cease to be an employee of the Company after the Scheduled Vesting Date but before all vested Shares have been distributed, any remaining vested Shares shall be distributed in a lump sum in January of the year follow-ing termination.

V.   CHANGE IN CONTROL PROVISIONS

     A.   Change in Control

          Upon the occurrence of a Change in Control, as defined in the 1992 Plan, any outstanding but unvested portion of the Award will vest on the date of the Change in Control and payment will be made thereafter in accordance with paragraph 1 or 2 below, whichever is applicable.

          1. Except as provided in paragraph 2 below, a stock certificate shall be registered in your name and delivered to you as soon as practi-cable following the Change in Control. The number of Shares so registered to you shall be equal to your undistributed Award.

          2. If, in the Change in Control transaction, shareholders of MMC receive consideration consisting of cash or other property (includ-ing securities of a successor or parent cor-poration), there shall be delivered to you as soon as practicable thereafter the consider-ation which you would have received in such transaction had you been, immediately prior to such transaction, a holder of that number of Shares equal to your undistributed Award.

     B.   Additional Payment

          Should you receive Shares (or cash or other prop-erty) from the vesting of the Award which was ac-celerated because of a Change in Control, all or part of the value of those Shares (or the cash or other property) on the date of vesting (the "Ac-celerated Award") may be subject to a 20% federal excise tax. The excise tax is imposed when the value of the Accelerated Award (plus any other payments which are determined to be contingent on a Change in Control) is more than 2.999 times the average of your last five years W-2 earnings.

          If a Change in Control occurs and the vesting of your Award is accelerated, MMC will determine if the 20% federal excise tax is payable. If it is payable, MMC will pay to you, within five days of making the computation, an amount of money (the "Additional Payment") equal to the excise tax plus additional amounts for federal, state and local taxes so that the excise tax and income and other federal taxes on the excise tax payment will not cost you any money. If the Additional Payment is later determined to be less than the amount of taxes you owe, a further payment will be made to you. If the Additional Payment is more than the amount you owe, you will be required to reimburse MMC.

VI.  ANNUAL STATEMENT

The Company shall provide you with an annual statement detailing the number and vesting date(s) of your Restricted
Stock Units, as well as the expected date for commencement of distributions (subject to the provisions herein) and the distribution schedule for your Award.

VII. OTHER PROVISIONS

     A. The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer, of any Shares due to you in connection with the Award which results from the inability of the Company to obtain, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of common stock of MMC, if counsel for MMC deems such authority necessary for the lawful issuance or transfer of any such Shares.

     B. The Award is subject to all of the terms and con-ditions of the 1992 Plan and your acceptance here-of shall constitute your agreement to the terms and conditions of the 1992 Plan and the adminis-trative regulations of the Compensation Committee of the Board of Directors (the "Committee"). In the event of any inconsistency between these terms and conditions and the provisions of the 1992 Plan, the provisions of the 1992 Plan shall pre-vail. Your acceptance of this Award constitutes your agreement that the Shares subsequently ac-quired hereunder, if any, will not be sold or otherwise disposed of by you in violation of any applicable securities laws or regulations. You may obtain a copy of the 1992 Plan by making a request to the Senior Vice President, Human Resources and Administration of MMC.

     C. The Award is granted in accordance with such addi-tional administrative regulations as the Committee may, from time to time, adopt. All decisions of the Committee upon any questions arising under the 1992 Plan or under these terms and conditions shall be conclusive and binding.

     D. During your lifetime, no right hereunder related to this Award shall be transferable except by will or the laws of descent and distribution.

     E. The Award does not give you any right to continue to be employed by the Company, or restrict, in any way, the right of your employer to terminate your employment, at any time, for any reason not spe-cifically prohibited by law.









                       MARSH & McLENNAN COMPANIES, INC.

                                 U.S. EMPLOYEE
                 1995 CASH BONUS AWARD VOLUNTARY DEFERRAL PLAN

1.    ELIGIBILITY

All active U.S. employees of Marsh & McLennan Companies, Inc. (the "Corpora-tion") and its subsidiaries who are designated as eligible for participation in the MMC Partners Bonus Plan or a Local Bonus Plan, and who are presently in salary grade 15 (or its equivalent) or above, may, at management's discretion, be considered for participation in the Marsh & McLennan Compa-nies, Inc. U.S. Employee 1995 Cash Bonus Award Voluntary Deferral Plan (the
"1995 Plan").   Participants in the 1995 Plan may make deferral elections
pursuant to the rules outlined in Section 2 below.

2.    PROGRAM RULES

Except as otherwise provided herein, the 1995 Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Committee shall have authority in its sole discretion to interpret the 1995 Plan and make all determinations, including the determi-nation of bonus awards eligible to be deferred, with respect to the 1995
Plan.   All determinations made by the Committee shall be final and binding.
The Committee may delegate to any other individual or entity the authority to perform any or all of the functions of the Committee under the 1995 Plan and references to the Committee shall be deemed to include any such dele-
gate.   Exercise of deferral elections under the 1995 Plan must be made in accordance with the following rules.

a.    Rights to an Award and to a Deferral Election
      The right to a deferral election applies only to the annual cash bonus scheduled to be awarded in early 1996 in respect of 1995 services, the payment of which bonus would normally be made by the end of the first quarter of the 1996 calendar year. The granting of such an annual cash bonus award is discretionary and neither delivery of deferral election materials nor an election to defer shall affect entitlement to such an award. The right to a deferral election does not apply to bonuses (including, but not limited to, bonuses pursuant to an employment agreement, sign-on or guaranteed bonuses, commissions or non-annual incentive payments) that are not awarded as part of an annual cash bonus plan.

b.    Election Forms
      In order to ensure that elections to defer bonus amounts are effective under applicable tax laws, please complete and sign the attached election form(s) and return them (postmarked or delivered) no later than November 17, 1995. Form(s) should be returned, and any questions should be directed, to:

      Section 16 Insiders
      (MMC Executive Officers and
      Controller)                            All Other Participants

      Andrew B. Lippman                      Vincent R. Belluccia
      Director, Compensation and             Manager, Executive Compensation
       HR Systems                            Marsh & McLennan Companies, Inc.
      Marsh & McLennan Companies, Inc.       1166 Avenue of the Americas
      1166 Avenue of the Americas            New York, New York  10036-2774
      New York, New York  10036-2774         (212) 345-5657
      (212) 345-5580

c.    Deferral Options
      (i) Deferral Amount. An eligible employee may elect to defer a portion of such employee's bonus award until January of a specific year ("year certain") or until January of the year following retirement in an amount represented by one of the following two choices:

           1. 25%, 50% or 75% of the employee's cash bonus award, subject to a maximum limit established by the Committee, or

           2. the lowest of 25%, 50% or 75% of the employee's cash bonus award which results in a deferral of at least $10,000.

      If the percentage selected times the amount of the cash bonus award is less than $10,000, no deferral will be made or deducted from the award.

      (ii) 1995 Deferred Bonus Accounts. If a deferral election is made, deferrals may be made into one or both of the two accounts which the Corporation shall make available to the participating employee. The relevant portion of the award deferral will be credited to the relevant account on the first day of the month following the date in which the bonus payment would have been made had it not been deferred. The available accounts for deferrals of bonuses (the "1995 Deferred Bonus Accounts") shall consist of (a) the 1995 Putnam Fund Account and (b)
      the 1995 Corporation Stock Account.   Amounts may not be transferred
      between the 1995 Corporation Stock Account and either the 1995 Putnam Fund Account or the "Putnam Transfer Fund Account" (as referred to in
      Section 2.e. below).

d.    1995 Putnam Fund Account
      (i) Account Valuation. The 1995 Putnam Fund Account is a bookkeeping account the value of which shall be based upon the performance of selected funds of the Putnam mutual fund group. The Corporation will determine in its sole discretion the funds of the Putnam mutual fund group into which deferrals may be made. Deferrals among selected funds comprising the 1995 Putnam Fund Account must be made in multiples of 5% of the total amounts deferred into the 1995 Putnam Fund Account. Deferred amounts will be credited to the 1995 Putnam Fund Account with units each reflecting one share of the elected fund. Fractional units will also be credited to such account, if applicable. The number of such credited units will be determined by dividing the value of the bonus award deferred into such fund by the net asset value of the elected fund of the 1995 Putnam Fund Account as of the close of business on the last trading day on the New York Stock Exchange of the month in which such bonus payment would have been made had it not been deferred. All dividends paid with respect to an elected fund of a 1995 Putnam Fund Account will be deemed to be immediately reinvested in such fund.

      (ii) Fund Transfers. Amounts deferred into a 1995 Putnam Fund Account and the Putnam Transfer Fund Account may be transferred between eligible funds of these respective accounts (but not between the 1995 Putnam Fund Account and the Putnam Transfer Fund Account) pursuant to an election which may be made once per calendar quarter (or at such
      other intervals as the Committee may prescribe).   Such election shall
      be effective, and the associated transfer shall be based upon the net asset values of the applicable funds of the 1995 Putnam Fund Account or the Putnam Transfer Fund Account, as of the close of business on the last trading day on the New York Stock Exchange of the quarter (or other applicable period) in which such election is received by the Corporation, provided the election is received by the 15th day of the last month of such calendar quarter (or at least a sufficient number of days, determined by the Committee, prior to the end of such other applicable period) and not revoked prior to such date. In the event the election is not received on a timely basis, such election shall be effective as of the close of business on the last trading day on the New York Stock Exchange of the immediately following calendar quarter (or other applicable period), provided such election is not revoked prior to the 15th day of the last month of such following calendar quarter (or prior to the date determined by the Committee for any other applicable period).

e.    Putnam Transfer Fund Account
      By November 17, 1995, each individual with respect to whom there is maintained an "Interest Factor Account" (established for deferrals of all pre-1993 bonus awards), whether or not any such individual is eligible for participation under Section 1 above, may make an irrevoca-ble election to transfer all (but not less than all) of such participa-nt's Interest Factor Account into a "Putnam Transfer Fund Account", which election shall be effective, and which transfer shall be based upon the net asset value of the selected funds of such Putnam Transfer Fund Account, as of the close of business on the last trading day on the New York Stock Exchange in 1995. The Putnam Transfer Fund Account shall be administered in a manner consistent with the administration of the 1995 Putnam Fund Account pursuant to Section 2.d.(i) above. Distribution elections (including the form of payment) otherwise in effect for the Interest Factor Account shall remain in effect for amounts transferred to the Putnam Transfer Fund Account.

f.    1995 Corporation Stock Account

      (i) Account Valuation. The 1995 Corporation Stock Account is a bookkeeping account the value of which shall be based upon the perfor-

      mance of the common stock of the Corporation. Amounts deferred into the 1995 Corporation Stock Account will be credited to such account with units each reflecting one share of common stock of the Corpora-tion. Fractional units will also be credited to such account, if applicable. The number of such credited units will be determined by dividing the value of the bonus award deferred into the 1995 Corpora-tion Stock Account (plus the "supplemental amount" referred to in clause (ii) below) by the closing price of the common stock of the Corporation on the New York Stock Exchange on the last trading day on the New York Stock Exchange of the month in which such bonus payment would have been made had it not been deferred. Dividends paid on the common stock of the Corporation shall be reflected in a participant's 1995 Corporation Stock Account by the crediting of additional units in such account equal to the value of the dividend and based upon the closing price of the common stock of the Corporation on the New York Stock Exchange on the date such dividend is paid. Deferrals into the 1995 Corporation Stock Account must be deferred to a date not earlier than January 1, 1999.

      (ii) Supplemental Amount. With respect to that portion of a bonus award which a participating employee defers into the 1995 Corporation Stock Account, there shall be credited to such participant's 1995 Corporation Stock Account an amount equal to the amount deferred into such account plus an additional amount equal to 15% of the amount so deferred (the "supplemental amount"). The maximum percentage of any participating employee's annual bonus award permitted to be deferred into the 1995 Corporation Stock Account (prior to giving effect to the supplemental amount) is 50% of such award.


g.    Statement of Account
      The Corporation shall provide periodically to each participant (but not less frequently than once per calendar year) a statement setting forth the balance to the credit of such participant in such participant's 1995 Deferred Bonus Accounts and Putnam Transfer Fund Account.

h.    Irrevocability and Acceleration
      All deferral elections made under this 1995 Plan are irrevocable. However, the Committee may, in its sole discretion, and upon finding that a participant has demonstrated severe financial hardship, direct the acceleration of the payment of any or all deferred amounts then credited to the participant's 1995 Deferred Bonus Accounts.

i.    Payment of Deferred Amounts

      (i) Year Certain Deferrals. If the participant remains employed until the deferral year elected, all amounts relating to "year certain" deferrals will be paid in a single distribution, less applicable withholding taxes, in January of the deferral year elected.

      (ii) Retirement Deferrals. For participants who retire, amounts relating to deferrals until the year following retirement will be paid in a single distribution in January of the year following retirement, or the participant may elect (at the time of the original deferral election) to have distributions from the 1995 Putnam Fund Account made in up to ten (10) annual installments payable each January commencing with the year following retirement. Annual installments will be paid in an amount, less applicable withholding taxes, determined by multi-plying (i) the balance of the 1995 Putnam Fund Account by (ii) a fraction, the numerator of which is 1 and the denominator of which is a number equal to the remaining unpaid annual installments.

      (iii) Termination of Employment Prior to End of Deferral Period. Subject to the provisions of paragraph (v) below, in the event of termination of employment for any reason prior to completion of the elected deferral period, all amounts then in the participant's 1995 Deferred Bonus Accounts will be paid to the participant (or the partic-ipant's designated beneficiary in the event of death) in a single distribution, less applicable withholding taxes, as soon as practicable after the end of the quarter in which the termination occurred; provid-ed, however, that, subject to the provisions of paragraph (v) below, upon a participant's retirement or termination for disability prior to completion of the elected deferral period all such amounts shall be paid in January of the year following such retirement or termination for disability, as the case may be.

      (iv) Death During Installment Period. If a participant dies after the commencement of payments from his or her 1995 Deferred Bonus Accounts, the designated beneficiary shall receive the remaining installments over the elected installment period.

      (v) Special Rules Applicable to 1995 Corporation Stock Account. Notwithstanding any provision in this 1995 Plan to the contrary (other than Section 2.h. above), with respect to a participant's 1995 Corpo-ration Stock Account, in the event that prior to January 1, 1999, a participant's employment terminates for disability or retirement, all amounts in such account will be paid to the participant in a single distribution, less applicable withholding taxes, in January of 1999.
      In the event a participant's employment terminates on account of death prior to January 1, 1999, the distribution rule in paragraph (iii) above will apply. If, however, the termination of employment prior to January 1, 1999 is on account of a reason other than death, disability or retirement, the participant will receive, as soon as practicable following the end of the quarter in which the termination occurred, a single distribution, less applicable withholding taxes, of (a) the balance of the participant's 1995 Corporation Stock Account less (b) the portion of such balance attributable to the supplemental amount (including earnings thereon), which portion shall be forfeited in its entirety. For purposes of determining the portion of the balance of the 1995 Corporation Stock Account attributable to the supplemental amount, the supplemental amount shall be increased or decreased by the respective gain or loss in the 1995 Corporation Stock Account attribut-able to such supplemental amount.

      (vi) Change in Control. Notwithstanding any other provision in this 1995 Plan to the contrary, in the event of a change in control" of the Corporation, as defined in the Corporation's 1992 Incentive and Stock Award Plan (the "1992 Incentive Plan"), all amounts credited to a participant's 1995 Deferred Bonus Accounts as of the effective date of such change in control, including any interest accrued thereon, will be distributed within five days of such change in control as a lump sum cash payment, less applicable withholding taxes.

      (vii) Form of Payment. All payments in respect of the 1995 Putnam Fund Account shall be made in cash and payments in respect of the 1995 Corporation Stock Account shall be made in shares of common stock of the Corporation (with cash paid in lieu of any fractional shares); provided, however, that in the event of a change in control of the Corporation, payments from the 1995 Corporation Stock Account shall be made in cash based upon (A) the highest price paid for shares of common stock of the Corporation in connection with such change in control or
      (B) if shares of common stock of the Corporation are not purchased or exchanged in connection with such change in control, the closing price of the common stock of the Corporation on the New York Stock Exchange on the last trading day on the New York Stock Exchange prior to the
      date of the change in control.   Notwithstanding anything in the
      immediately preceding sentence to the contrary, payment from a 1995 Corporation Stock Account to a participant who becomes subject to
      Section 16 of the Securities Exchange Act of 1934 (a "Section 16 Insider") with respect to securities of the Corporation subsequent to his or her deferral into a 1995 Corporation Stock Account, and who is a
      Section 16 Insider at the time of payment, shall be made in cash.

j.    Tax Treatment
      Under present Federal income tax laws, no portion of the balance credited to a participant's 1995 Deferred Bonus Accounts or Putnam Transfer Fund Account will be includable in income for Federal income tax purposes during the period of deferral. However, FICA tax with-holding is required currently on the cash bonus amount (excluding any portion subject to a mandatory deferral) awarded to the participant, and such withholding is required on the supplemental amount in January of 1999. When any part of the 1995 Deferred Bonus Accounts or Putnam Transfer Fund Account is actually paid to the participant, such portion will be includable in income, and Federal, state and local income tax withholding will apply. The Corporation may make necessary arrange-ments in order to effectuate any such withholding, including the mandatory withholding of shares of common stock of the Corporation which would otherwise be distributed to a participant.

k.    Beneficiary Designation
      Each participant shall have the right, at any time, to designate any person or persons as beneficiary or beneficiaries (both principal as well as contingent) to whom payment under the 1995 Plan shall be made, in the event of death prior to complete distribution to the participant of the amounts due under the 1995 Plan. Any beneficiary designation may be changed by a participant by the filing of such change in writing on a form prescribed by the Corporation. The filing of a new benefi-ciary designation form will cancel all beneficiary designations previ-ously filed and apply to all deferrals in the account. A beneficiary designation form is attached and when completed should be forwarded by
      Section 16 Insiders to Andrew B. Lippman and by all other participants to Vincent R. Belluccia, at the respective addresses set forth in

      Section 2.b. above. If a participant fails to designate a beneficiary as provided above, or if all designated beneficiaries predecease the participant, then any amounts payable to the beneficiary shall be paid to the participant's estate. The payment to the named beneficiary shall completely discharge the Corporation's obligations under the 1995 Plan.

l.    Changes in Capitalization
      If there is any change in the number or class of shares of common stock of the Corporation through the declaration of stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, each participant's 1995 Corporation Stock Account shall be equitably adjusted by the Committee to reflect any such change in the number or class of issued shares of common stock of the Corporation or to reflect such similar corporate transaction.

3.    AMENDMENT AND TERMINATION OF THE 1995 PLAN

The Committee may, at its discretion and at any time, amend the 1995 Plan in whole or in part. The Committee may also terminate the 1995 Plan in its entirety at any time and, upon any such termination, each participant shall be paid in a single distribution, or over such period of time as determined by the Committee (not to extend beyond the earlier of 5 years or the elected deferral period), the then remaining balance in such participant's 1995 Deferred Bonus Accounts.

4.    MISCELLANEOUS

A participant under the 1995 Plan is merely a general (not secured) creditor and nothing contained in the 1995 Plan shall create a trust of any kind or a fiduciary relationship between the Corporation and the participant or the participant's estate. Nothing contained herein shall be construed as conferring upon the participant the right to continued employment with the Corporation or its subsidiaries, or to a cash bonus award. Except as otherwise provided by applicable law, benefits payable under the 1995 Plan may not be assigned or hypothecated and no such benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same. The adoption of the 1995 Plan and any elections made pursuant to the 1995 Plan are subject to approval of the 1995 Plan by the Committee.










                       MARSH & McLENNAN COMPANIES, INC.

                               CANADIAN EMPLOYEE
                 1995 CASH BONUS AWARD VOLUNTARY DEFERRAL PLAN

1.    ELIGIBILITY
All active Canadian employees of Marsh & McLennan Companies, Inc. (the "Corporation") and its subsidiaries who are designated as eligible for participation in the MMC Partners Bonus Plan or a Local Bonus Plan, and who are presently in salary grade 15 (or its equivalent) or above, may, at management's discretion, be considered for participation in the Marsh & McLennan Companies, Inc. Canadian Employee 1995 Cash Bonus Award Voluntary
Deferral Plan (the "1995 Plan").   Participants in the 1995 Plan may make
deferral elections pursuant to the rules outlined in Section 2 below.

2.    PROGRAM RULES

Except as otherwise provided herein, the 1995 Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Committee shall have authority in its sole discretion to interpret the 1995 Plan and make all determinations, including the determi-nation of bonus awards eligible to be deferred, with respect to the 1995
Plan.   All determinations made by the Committee shall be final and binding.
The Committee may delegate to any other individual or entity the authority to perform any or all of the functions of the Committee under the 1995 Plan and references to the Committee shall be deemed to include any such dele-
gate.   Exercise of deferral elections under the 1995 Plan must be made in accordance with the following rules.

a.    Rights to an Award and to a Deferral Election
      The right to a deferral election applies only to the annual cash bonus scheduled to be awarded in early 1996 in respect of 1995 services, the payment of which bonus would normally be made by the end of the first quarter of the 1996 calendar year. The granting of such an annual cash bonus award is discretionary and neither delivery of deferral election materials nor an election to defer shall affect entitlement to such an award. The right to a deferral election does not apply to bonuses (including, but not limited to, bonuses pursuant to an employment agreement, sign-on or guaranteed bonuses, commissions or non-annual incentive payments) that are not awarded as part of an annual cash bonus plan.

b.    Election Forms
      In order to ensure that elections to defer bonus amounts are effective under applicable tax laws, please complete and sign the attached election form(s) and return them (postmarked or delivered) no later than November 17, 1995. Form(s) should be returned, and any questions should be directed, to:

                                 Vincent R. Belluccia
                            Manager, Executive Compensation
                           Marsh & McLennan Companies, Inc.
                              1166 Avenue of the Americas
                           New York, New York    10036-2774
                                        U.S.A.
                                    (212-345-5657)

c.    Deferral Options

      (i) Deferral Amount. An eligible employee may elect to defer a portion of such employee's bonus award in an amount represented by one of the following two choices:

           1. 25%, 50%, 75% or 100% of the employee's cash bonus award, subject to a maximum limit established by the Committee, or

           2. the lowest of 25%, 50%, 75% or 100% of the employee's cash bonus award which results in a deferral of at least Canadian $10,000.

      If the percentage selected times the amount of the cash bonus award is less than Canadian $10,000, no deferral will be made or deducted from the award.

      (ii) Period of Deferral. The payment of a bonus award may be deferred to January of 1997 or January of 1998, as elected by the participant.

      (iii) 1995 Deferred Bonus Accounts. If a deferral election is made, deferrals may be made into one or both of the two accounts which the Corporation shall make available to the participating employee. The relevant portion of the award deferral will be credited to the relevant account on the first day of the month following the date in which the bonus payment would have been made had it not been deferred. The available accounts for deferrals of bonuses (the "1995 Deferred Bonus Accounts") shall consist of (a) the 1995 Putnam Fund Account and (b)
      the 1995 Interest Equivalent Account.   Amounts may not be transferred
      between the 1995 Interest Equivalent Account and the 1995 Putnam Fund Account.

d.    1995 Putnam Fund Account

      (i) Account Valuation. The 1995 Putnam Fund Account is a bookkeep-ing account the value of which shall be based upon the performance of selected funds of the Putnam mutual fund group. The Corporation will determine in its sole discretion the funds of the Putnam mutual fund group into which deferrals may be made. Deferrals among selected funds comprising the 1995 Putnam Fund Account must be made in multiples of 5% of the total amounts deferred into the 1995 Putnam Fund Account. Deferred amounts will be credited to the 1995 Putnam Fund Account with units each reflecting one share of the elected fund. Fractional units will also be credited to such account, if applicable. The number of such credited units will be determined by dividing the value of the bonus award deferred into such fund by the net asset value of the elected fund of the 1995 Putnam Fund Account as of the close of busi-ness on the last trading day on the New York Stock Exchange of the month in which such bonus payment would have been made had it not been deferred. All dividends paid with respect to an elected fund of a 1995 Putnam Fund Account will be deemed to be immediately reinvested in such fund. All amounts credited to the 1995 Putnam Fund Account will be converted into U.S. dollars at the exchange rate in effect as of the applicable date.

      (ii) Fund Transfers. Amounts deferred into a 1995 Putnam Fund Account may be transferred between eligible funds pursuant to an election which may be made once per calendar quarter (or at such other
      intervals as the Committee may prescribe).   Such election shall be
      effective, and the associated transfer shall be based upon the net asset values of the applicable funds of the 1995 Putnam Fund Account, as of the close of business on the last trading day on the New York Stock Exchange of the quarter (or other applicable period) in which such election is received by the Corporation, provided the election is received by the 15th day of the last month of such calendar quarter (or at least a sufficient number of days, determined by the Committee, prior to the end of such other applicable period) and not revoked prior to such date. In the event the election is not received on a timely basis, such election shall be effective as of the close of business on the last trading day on the New York Stock Exchange of the immediately following calendar quarter (or other applicable period), provided such election is not revoked prior to the 15th day of the last month of such following calendar quarter (or prior to the date determined by the Committee for any other applicable period).

e.    1995 Interest Equivalent Account
      An "Interest Equivalent" shall be calculated and added to each 1995 Interest Equivalent Account as of the last day of each calendar quarter based on the average principal balance in said account during said calendar quarter and on the average of the 30-day Banker's Acceptance rate of interest as published in the Toronto Globe & Mail during such calendar quarter.

f.    Statement of Account
      The Corporation shall provide periodically to each participant (but not less frequently than once per calendar year) a statement setting forth the balance to the credit of such participant in such participant's 1995 Deferred Bonus Accounts.

g.    Irrevocability and Acceleration
      All deferral elections made under the 1995 Plan are irrevocable. However, the Committee may, in its sole discretion, and upon finding that a participant has demonstrated severe financial hardship, direct the acceleration of the payment of any or all deferred amounts then credited to the participant's 1995 Deferred Bonus Accounts.


h.    Payment of Deferred Amounts

      (i) Deferral Year Distributions. If the participant remains em-ployed until the deferral year elected, all amounts in the participant's 1995 Deferred Bonus Accounts will be paid in a single distribution, less applicable withholding taxes, in January of the deferral year elected.

      (ii) Termination of Employment Prior to End of Deferral Period. In the event of termination of employment for any reason prior to the completion of the elected deferral period, all amounts then in the participant's 1995 Deferred Bonus Accounts will be paid to the participant (or the participant's designated beneficiary in the event of death) in a single distribution, less applicable withholding taxes, as soon as practicable after the end of the quarter in which the termination occurred; provided, however, that upon a participant's retirement or termination for disability prior to completion of the elected deferral period all such amounts shall be paid in a single distribution during January of the year following such retirement or termination for disability, as the case may be.

      (iii) Change in Control. Notwithstanding any other provision in the 1995 Plan to the contrary, in the event of a "change in control" of the Corporation, as defined in the Corporation's 1992 Incentive and Stock Award Plan (the "1992 Incentive Plan"), all amounts credited to a participant's 1995 Deferred Bonus Accounts as of the effective date of such change in control, including any interest accrued thereon, will be distributed within five days of such change in control as a single distribution, less applicable withholding taxes.

      (iv) Form of Payment. All payments under the 1995 Plan shall be made in cash in Canadian dollars converted, if necessary, at the exchange rate in effect as of the applicable date.

i.    Tax Treatment
      Under present Canadian tax law, all amounts of an employee's bonus deferred for a period not exceeding three years from the year in which the related service was rendered, as well as any Interest Equivalent thereon, will be exempt from Canadian taxation during the period of deferral. When any part of the 1995 Deferred Bonus Accounts are actually paid to a participant, taxable employment income will be incurred.

j.    Beneficiary Designation
      Each participant shall have the right, at any time, to designate any person or persons as beneficiary or beneficiaries (both principal as well as contingent) to whom payment under the 1995 Plan shall be made, in the event of death prior to complete distribution to the participant of the amounts due under the 1995 Plan. Any beneficiary designation may be changed by a participant by the filing of such change in writing on a form prescribed by the Corporation. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed and apply to all deferrals in the account. A beneficiary designation form is attached and when completed should be forwarded to Vincent R. Belluccia, at the address set forth in Section 2.b. above. If a participant fails to designate a beneficiary as provided above, or if all designated beneficiaries predecease the participant, then any amounts payable to the beneficiary shall be paid to the participant's estate. The payment to the named beneficiary shall completely discharge the Corporation's obligations under the 1995 Plan.

3.    AMENDMENT AND TERMINATION OF THE 1995 PLAN

The Committee may, at its discretion and at any time, amend the 1995 Plan in whole or in part. The Committee may also terminate the 1995 Plan in its entirety at any time and, upon any such termination, each participant shall be paid in a single distribution, or over such period of time as determined by the Committee (provided such period of time falls within the restriction set forth in Section 2.c.(ii) above), the then remaining balance in such participant's 1995 Deferred Bonus Accounts.

4.    MISCELLANEOUS

A participant under the 1995 Plan is merely a general (not secured) creditor and nothing contained in the 1995 Plan shall create a trust of any kind or a fiduciary relationship between the Corporation and the participant or the participant's estate. Nothing contained herein shall be construed as conferring upon the participant the right to continued employment with the Corporation or its subsidiaries, or to a cash bonus award. Except as otherwise provided by applicable law, benefits payable under the 1995 Plan may not be assigned or hypothecated and no such benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same. The adoption of the 1995 Plan and any elections made pursuant to the 1995 Plan are subject to approval of the 1995 Plan by the Committee.




          AGREEMENT made as of March 21, 1996 between MARSH & McLENNAN RISK CAPITAL CORP., a Delaware corporation (the "Company"), and ROBERT CLEMENTS (the "Executive").

          WHEREAS, the Executive is employed by the Company as its Chairman of the Board and Chief Executive Officer pursuant to the Amended and Restated Employment Agreement effective as of December 31, 1993 as amended as of October 1, 1995 (the "Agreement");

          WHEREAS, the Executive desires to retire as an employee and resign as Chairman and Chief Executive Officer of the Company in accordance with the provisions of Section 5(j) of the Agreement and in accordance with the agreement set forth below; and

          WHEREAS, the Company and the Executive wish to amend the Agreement in certain respects (such amendment as set forth herein, the "March 21, 1996 Amendment").

          NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

          1. Capitalized Terms. Capitalized terms used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Agreement.

          2. Executive's Resignation and Commencement of Investment Advisory Relationship Described in Section 5(j) of the Agreement. Effective as of April 1, 1996, the Executive shall retire from the Company and resign as Chairman and Chief Executive Officer of the Company and from any positions as an officer or director of the Parent and any other Marsh & McLennan Entities; provided, however, that the Executive will resign as a director of both the Parent and the Company as of October 1, 1997 and this agreement will constitute the tendering of each such resignation as of such date. The parties further agree that, effective as of April 1, 1996, the Executive shall become an Investment Advisor to the Company in accordance with Section 5(j) of the Agreement, as amended hereby.

          3. Investment Advisory Fees. Section 5(j)(ii) of the Agreement is hereby restated to read in its entirety as follows:

     (ii) in lieu of the duties as Chief Executive Officer set forth in
          Section 3 hereof, the Executive shall provide "Investment Advisory Services" (as defined below) for the Company as an independent contractor, and in lieu of the receipt of all amounts under Sections 5(a) and (b) hereof, the Executive shall be paid a fee (the "Investment Advisor Fee") at the rate of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) per year, payable semi-monthly (and the term "Investment Advisor Fee" shall be substituted for the terms "Base Salary, Stipend" or "Base Salary and Stipend" or any other use of such terms alone or in combination for purposes of Sections 7 and 8 hereof; and notwith-standing any other provisions of this Agreement, including any provisions of Sections 7 and 8 hereof, the provisions of Section 5(b) hereof shall be in-applicable with respect to any period on and after April 1, 1996);

          4. Consulting Arrangement. Section 5(h) of the Agreement is hereby amended by deleting in its entirety the sentence reading "During the Consulting Period, the Executive shall receive a consulting fee at the rate of $300,000 per year (the "Consulting Fee"), payable semi-monthly, and the Company will reimburse the Executive for any reasonable travel and entertainment expenses incurred in connection with such consulting services" and replacing such sentence with the following:

          During the period commencing on October 1, 1997 and ending on September 30, 1998, the Executive shall receive a consulting fee at the rate of One Million Dollars ($1,000,000) per year, and for the period commencing on October 1, 1998 and ending on September 30, 1999, the Executive shall receive a consulting fee to be agreed in good faith based on concepts applicable to the 12-month period ending September 30, 1998 and reflecting business conditions at the time of such discussions (each such consulting fee being payable semi-monthly and hereinafter referred to, collectively, as the "Consulting Fee"), and the Company will reimburse the Executive for any reasonable travel and entertainment expenses incurred in connection with such consulting services.

          Furthermore, the first sentence of Section 5(h) is hereby amended to read in its entirety as follows:

          If the Employment Period has not been terminated prior to September 30, 1997, the Company shall retain the Executive, and the Executive agrees to serve and devote his professional efforts, as a consultant with respect to the Company's business to render advice and services in connection with the Company's business activities and to work on such special projects utilizing the Executive's professional skills as may be assigned to the Executive, subject to his reasonable convenience and as reasonably agreeable to the Company.

          5. Certain Stock Options. Notwithstanding anything to the contrary in the applicable stock option agreements, all stock options previously granted to the Executive by the Parent shall become fully exercisable as of April 1, 1996 and all such stock options shall remain exercisable for the remainder of their respective terms, as set forth in the applicable stock option agreement, without regard to the termination of the Executive's employment hereunder.

          6. Certain Restricted Stock Awards. Notwithstanding anything to the contrary in the applicable award agreements, the restricted stock awards previously granted to the Executive by the Parent shall vest with respect to 22,030 shares as of May 1, 1996, and with respect to any remaining shares subject to such awards as of January 1, 1997.

          7.   Indemnification.  The Company shall defend, indemnify and

hold the Executive harmless from and against all damages, costs and expenses (including attorneys' fees) as a result of claims made by third parties arising out of the Executive's performance of Investment Advisory Services under the Agreement or hereunder; provided, however, that the Company shall not indemnify and hold the Executive harmless for the Executive's own gross negligence or willful misconduct. The Company shall advance to the Executive all fees and expenses incurred by him in connection with any such claim within twenty days after receipt by the Company of a written request for such advance.

          8. Attorneys' Fees. The Company shall pay (or reimburse the Executive for) all costs, including without limitation reasonable attorneys' fees, incurred by the Executive in connection with the negotiation of this amendment to the Agreement and matters preliminary thereto.

          9. Status of Agreement. Except as amended hereby, the terms and conditions of the Agreement shall remain in full force and effect. The parties hereby agree to prepare and execute a separate agreement (the "New Agreement"), setting forth the terms and provisions of the Agreement as amended hereby that shall be applicable to the period from and after April 1, 1996 between the Company and the Executive as an Investment Advisor (as contemplated by Section 5(j) of the Agreement as amended hereby) and for consulting services under Section 5(h) of the Agreement as amended hereby. The remaining provisions of the Agreement, as amended by this March 21, 1996 Amendment, shall remain in full force and effect and, except to the extent the parties shall agree that such provisions have no applicability after March 31, 1996, shall be incorporated into a separate agreement which the parties agree to prepare and execute. The New Agreement may be assigned by the Executive to an entity, reasonably acceptable to the Company, which is wholly owned by the Executive, members of his immediate family or trusts for the benefit of the Executive or members of his immediate family, and which employs the Executive, provided that such entity shall make the Executive available to render such advice and services.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                     MARSH & McLENNAN RISK
                                     CAPITAL CORP.


                                     By: /s/ Jeffrey W. Greenberg
                                        Jeffrey W. Greenberg
                                        Partner


                                        /s/ Robert Clements
                                        Robert Clements



Marsh & McLennan Companies, Inc., a Delaware corporation (the "Parent"), hereby agrees to perform any and all obligations and duties owed to the Executive by the Parent pursuant to the terms and conditions of the Amended and Restated Employment Agreement between Marsh & McLennan Risk Capital Corp. (the "Company") and the Executive, as amended hereby (the "Employment Agreement"), and the Executive agrees to perform any and all obligations owed to the Parent by the Executive pursuant to the terms and conditions of the Employment Agreement. The Parent further agrees to guarantee to the Executive the performance of any and all of the Company's obligations and duties under the Employment Agreement.

                             MARSH & McLENNAN COMPANIES, INC.


                                        By: /s/ A.J.C. Smith
                                        A.J.C. Smith
                                        Chairman







                             EMPLOYMENT AGREEMENT

                                by and between

                      MARSH & McLENNAN RISK CAPITAL CORP.

                                      and

                             JEFFREY W. GREENBERG

                        Effective as of October 1, 1995


                               TABLE OF CONTENTS

                             EMPLOYMENT AGREEMENT

     1.  Employment . . . . . . . . . . . . . . . . .   1
     2.  Employment Period. . . . . . . . . . . . . .   1
     3.  Position and Duties. . . . . . . . . . . . .   1
     4.  Place of Performance . . . . . . . . . . . .   3
     5.  Compensation and Related Matters . . . . . .   3
          (a)  Base Salary. . . . . . . . . . . . . .   3
          (b)  Incentive Compensation . . . . . . . .   3
          (c)  Deferred Compensation. . . . . . . . .   3
          (d)  Initial Equity Grants. . . . . . . . .   4
          (e)  Ongoing Equity Grants. . . . . . . . .   5
          (f)  Trident Performance Payments . . . . .   6
          (g)  Expenses . . . . . . . . . . . . . . .   8
          (h)  Vacation . . . . . . . . . . . . . . .   8
          (i)  Services Furnished . . . . . . . . . .   8
          (j)  Personal Investments . . . . . . . . .   8
          (k)  Other Benefits . . . . . . . . . . . .   9
          (l)  Perquisites. . . . . . . . . . . . . .   9
     6.  Termination. . . . . . . . . . . . . . . . .   9
          (a)  Death. . . . . . . . . . . . . . . . .   9
          (b)  Disability . . . . . . . . . . . . . .  10
          (c)  Cause. . . . . . . . . . . . . . . . .  10
          (d)  Good Reason. . . . . . . . . . . . . .  11
          (e)  Other Terminations . . . . . . . . . .  14
          (f)  Notice of Termination. . . . . . . . .  14
     7.  Compensation Upon Termination or During
          Disability. . . . . . . . . . . . . . . . .  15
          (a)  Disability Period. . . . . . . . . . .  15
          (b)  Death. . . . . . . . . . . . . . . . .  15
          (c)  Disability . . . . . . . . . . . . . .  16
          (d)  Cause or By Executive other than for
               Good Reason. . . . . . . . . . . . . .  18
          (e)  Termination by Company without Cause
               or by the Executive with Good Reason .  18
     8.  Gross-Up for Excise Tax. . . . . . . . . . .  20
     9.  Mitigation . . . . . . . . . . . . . . . . .  21
     10. Confidential Information, Removal of Docu-
          ments, Non-Competition. . . . . . . . . . .  21
          (a)  Confidential Information . . . . . . .  21
          (b)  Removal of Documents . . . . . . . . .  21
          (c)  Non-Competition. . . . . . . . . . . .  22
          (d)  Remedies . . . . . . . . . . . . . . .  23
          (e)  Continuing Operation . . . . . . . . .  23
          (f)  Nondisparagement by the Company. . . .  23
     11.  Indemnification . . . . . . . . . . . . . .  23
     12.  Successors; Binding Agreement . . . . . . .  24
          (a)  Company's Successors . . . . . . . . .  24
          (b)  Executive's Successors . . . . . . . .  24
     13.  Notice. . . . . . . . . . . . . . . . . . .  24
     14.  Miscellaneous . . . . . . . . . . . . . . .  25
     15.  Withholding . . . . . . . . . . . . . . . .  26

     16.  Arbitration . . . . . . . . . . . . . . . .  26
     17.  Transfer of Employment. . . . . . . . . . .  26
     18.  Attorneys' Fees . . . . . . . . . . . . . .  26
     19.  Validity. . . . . . . . . . . . . . . . . .  27
     20.  Counterparts. . . . . . . . . . . . . . . .  27
     21.  Entire Agreement. . . . . . . . . . . . . .  27

INDEX OF DEFINED TERMS

Term                                              Section
Auditor . . . . . . . . . . . . . . . . . . . . . . . . 8
Award Certificate . . . . . . . . . . . . . . . . 5(d)(1)
Base Salary . . . . . . . . . . . . . . . . . . . . .5(a)
beneficial owner. . . . . . . . . . . . . . . .6(d)(x)(1)
Board . . . . . . . . . . . . . . . . . . . . . .Preamble
Cause . . . . . . . . . . . . . . . . . . . . . . . .6(c)
CEO Employment Period . . . . . . . . . . . . . . . . . 3
Change in Control of the Company. . . . . . . . . 6(d)(x)
Change in Control of the Parent . . . . . . . . . 6(d)(x)
Clements Agreement. . . . . . . . . . . . . . . . 5(f)(1)
Clements Trust Agreement. . . . . . . . . . . . . 5(f)(3)
Code. . . . . . . . . . . . . . . . . . . . . . . . . . 8
Company . . . . . . . . . . . . . . . . . . . . .Preamble
Competitive Business. . . . . . . . . . . . 10(c)(iii)(A)
Deferral Plan . . . . . . . . . . . . . . . . . . . .5(c)
Deferred Award. . . . . . . . . . . . . . . . . . . .5(c)
Disability. . . . . . . . . . . . . . . . . . . . . .6(b)
Disability Period . . . . . . . . . . . . . . . . . .7(a)
Effective Date. . . . . . . . . . . . . . . . . . . . . 2
Employment Period . . . . . . . . . . . . . . . . . . . 2
Enhanced Performance Payment. . . . . . . . . . . 5(f)(1)
Exchange Act. . . . . . . . . . . . . . . . . .6(d)(x)(1)
Excise Tax. . . . . . . . . . . . . . . . . . . . . . . 8
Excluded Investments. . . . . . . . . . . . . . . 5(f)(2)
Execution Date. . . . . . . . . . . . . . . . . . . .5(b)
Executive . . . . . . . . . . . . . . . . . . . .Preamble
Future Option(s). . . . . . . . . . . . . . . . . 5(e)(2)
Future Stock Awards . . . . . . . . . . . .5(e)(1)(B)(ii)
Future 25% Stock Award(s) . . . . . . . . .5(e)(1)(A)(ii)
Future 40% Stock Award(s) . . . . . . . . .5(e)(1)(B)(ii)
Good Reason . . . . . . . . . . . . . . . . . . . . .6(d)
Gross-Up Payments . . . . . . . . . . . . . . . . . . . 8
Incentive Compensation. . . . . . . . . . . . . . . .5(b)
Incentive Plan. . . . . . . . . . . . . . . . . . . .5(b)
Initial Period. . . . . . . . . . . . . . . . . . . . . 3
Initial Restricted Stock Award. . . . . . . . . . 5(d)(1)
Initial Stock Option Award. . . . . . . . . . . . 5(d)(2)
Letter Agreement. . . . . . . . . . . . . . . . . . . .21
Marsh & McLennan Entity . . . . . . . . . . . . . . .5(j)
Notice of Termination . . . . . . . . . . . . . . . .6(f)
Option. . . . . . . . . . . . . . . . . . . . . . 5(d)(2)
Option Certificate. . . . . . . . . . . . . . . . 5(d)(2)
Parent. . . . . . . . . . . . . . . . . . . . . . . . . 3
Parent Board. . . . . . . . . . . . . . . . . . . . . . 3
Parent Stock. . . . . . . . . . . . . . . . . . . 5(d)(2)
person. . . . . . . . . . . . . . . . . . . . .6(d)(x)(1)
Restricted Stock. . . . . . . . . . . . . . . . . 5(d)(1)
Restricted stock units. . . . . . . . . . . . .5(e)(1)(A)
Salary Continuation Period. . . . . . . . . . . 7(e)(iii)
Severance Payments. . . . . . . . . . . . . . . . . . . 8
Signing Payment . . . . . . . . . . . . . . . . . . .5(b)

Stock Award Plan. . . . . . . . . . . . . . . . . 5(d)(1)
Trident . . . . . . . . . . . . . . . . . . . . . 5(f)(2)
Trident Performance Payment . . . . . . . . . . . 5(f)(2)
Trust . . . . . . . . . . . . . . . . . . . . . . 5(f)(3)
Trust Agreement . . . . . . . . . . . . . . . . . 5(f)(3)
Trustee . . . . . . . . . . . . . . . . . . . . . 5(f)(3)



                             EMPLOYMENT AGREEMENT

          AGREEMENT, effective as of October 1, 1995, by and between Jeffrey W. Greenberg (the "Executive") and
Marsh & McLennan Risk Capital Corp., a Delaware corporation (the "Company").

          WHEREAS, the Board of Directors of the Company
(the "Board") desires to employ the Executive and the Executive desires to furnish services to the Company on the terms and conditions hereinafter set forth; and

          WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company;

          NOW, THEREFORE, in consideration of the premis-es and the mutual agreements set forth below, the parties hereby agree as follows:

          1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

          2. Employment Period. The period of employ-ment of the Executive by the Company hereunder (the
"Employment Period") shall commence as of October 1, 1995
(the "Effective Date") and shall end on September 30,
2000 or the Date of Termination (as defined in Section 6 below), if earlier, provided, however, that if the Execu-tive's employment has not previously terminated, then commencing on September 30, 2000 and each September 30 thereafter, the Employment Period shall automatically be extended for one additional year unless, not later than October 1 of the preceding year, the Company or the Executive shall have given notice not to extend the Employment Period.

          3.  Position and Duties.  During the period
from the Effective Date through a date not later than March 31, 1996 (such period being referred to as the "Initial Period"), the Executive shall serve as an em-ployee of the Company with the title of Partner and shall

                                       1

report to the Chairman and Chief Executive Officer of the Company, and shall have such duties and responsibilities as may be assigned to him by the Chairman and Chief
Executive Officer of the Company. During the portion of the Employment Period commencing upon expiration of the

Initial Period (such period being referred to as the "CEO
Employment Period"), the Executive shall serve as Chair-man and Chief Executive Officer of the Company and shall report directly to the Chief Executive Officer of Marsh &
McLennan Companies, Inc. (the "Parent").  During the CEO
Employment Period, subject to the supervisory powers of the Board, the Executive shall have those powers and duties consistent with his position as Chief Executive
Officer as may be prescribed by the Board, and the Execu-tive as Chief Executive Officer shall cause the Company to comply with all general policies and procedures as shall be in effect from time to time applicable to the Parent's operating subsidiaries and that have been commu-nicated to the Executive in writing, including the ap-proval by the Parent of annual budgets and business plans and any material changes thereto. During the Employment
Period, the Executive agrees to devote substantially all his full working time, attention and energies during normal business hours to the performance of his duties for the Company, and shall comply with all general poli-cies of the Parent and the Company relating to conduct by officers and employees that have been communicated to the Executive in writing. Anything herein to the contrary notwithstanding, subject to Section 10(c) hereof, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations (subject to prior approval by the Chief
Executive Officer of the Parent) or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal in-vestments and affairs, provided that such activities do not interfere with the proper performance of his duties and responsibilities hereunder. The Parent shall use its best efforts to include the Executive on the management slate of nominees for directors of the Parent at the annual meeting of Parent shareholders to be held in 1996 and to have the Executive elected to the Board of Direc-tors of the Parent (the "Parent Board") at such meeting.

                                       2

          4. Place of Performance. The principal place of employment of the Executive shall be at the Company's principal executive offices in New York State or Connec-ticut or such other location as may be agreed to by the Board and the Executive.

          5.  Compensation and Related Matters.

               (a)  Base Salary.  As compensation for the
performance by the Executive of his duties hereunder, during the Initial Period the Company shall pay the Executive a base salary at an annual rate of $1,200,000,

and during the CEO Employment Period the Company shall pay the Executive a base salary at an annual rate of $750,000 (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base
Salary"). The Base Salary shall be payable in accordance with the Company's normal payroll practices, shall be re-viewed annually (commencing as of January 1997) and may be increased upon such review.

               (b)  Incentive Compensation.  Upon execu-
tion of this Agreement (as set forth on the signature page hereof, the "Execution Date"), the Executive shall receive a cash lump sum payment of $300,000 (the "Signing
Payment"). Commencing with respect to the Parent's 1996 fiscal year, the Executive shall be eligible to partici-pate in the Parent's Senior Management Incentive Compen-sation Plan (the "Incentive Plan"); provided, however, that the amount to which the Executive is otherwise entitled under the Incentive Plan with respect to 1996 shall be reduced by the amount of the Signing Payment.
Payments made to the Executive pursuant to the Incentive
Plan are hereinafter referred to as "Incentive Compensa-tion."

               (c)  Deferred Compensation.  Effective as
of the Effective Date, the Executive shall receive an award of $300,000 (the "Deferred Award"), which shall be deferred and invested among Putnam funds in the same manner as if such amount had been deferred in accordance with the provisions of the Parent's 1995 Cash Bonus Award
Voluntary Deferral Plan (the "Deferral Plan"); provided, however, that (i) from the Effective Date until the Execution Date the Deferred Award shall be deemed to have

                                       3

been invested in the Putnam Money Market Fund and (ii) from the Execution Date until the date the Executive makes an investment election in accordance with the provisions of the Deferral Plan the Deferred Award shall be invested in the Putnam Money Market Fund.

               (d)  Initial Equity Grants.  The Executive
has been granted, as of October 4, 1995:

          (1)  An award (the "Initial Restricted Stock
Award") of Twenty Thousand (20,000) shares of restricted stock of the Parent ("Restricted Stock") pursuant to the terms of the Marsh & McLennan Companies 1992 Incentive and Stock Award Plan (the "Stock Award Plan"). The shares of Restricted Stock subject to the Initial Re-stricted Stock Award shall vest with respect to 20% of the shares subject to such award on each of the first, second, third, fourth and fifth anniversaries of the

Effective Date.  The Restricted Stock subject to the
Initial Restricted Stock Award shall be subject to all other terms and conditions of the Stock Award Plan, the rules and regulations in effect thereunder, the appli-cable provisions of this Agreement and the document setting forth the terms and conditions of the restricted stock award (the "Award Certificate") substantially in the form of Exhibit A hereto.

          (2) A non-qualified stock option (an "Option") to purchase 50,000 shares of common stock, par value
$1.00 per share, of the Parent ("Parent Stock") pursuant to the Stock Award Plan (the "Initial Stock Option
Award"). The Initial Stock Option Award is subject to the following conditions: (i) the exercise price per share of Parent Stock shall be $86.875, (ii) the Initial
Stock Option Award shall vest and become exercisable with respect to 25% of the shares of Parent Stock subject to such award on each of the first, second, third and fourth anniversaries of the Effective Date, and (iii) the Ini-tial Stock Option Award shall be subject to the noncompe-tition provisions set forth in the applicable Option
Certificate (as defined below).  The Initial Stock Option
Award shall be subject to all other terms and conditions of the Stock Award Plan, the rules and regulations there-under, the applicable provisions of this Agreement and the document setting forth the terms and conditions of

                                       4

the Option (the "Option Certificate") substantially in the form of Exhibit B hereto.

               (e)  Ongoing Equity Grants.  During the
Employment Period, the Executive shall be entitled to receive the following additional equity grants:

          (1) Stock Awards. (A)  In or about January,
1997 and each January thereafter during the Employment
Period, an award of that number of whole shares of Re-stricted Stock (or "restricted stock units") equal to (i)
25% of the Executive's total base salary paid or accrued for the prior twelve months, divided by (ii) the fair market value of the Parent Stock as of the date of grant
(such awards are referred to individually as a "Future
25% Stock Award" and collectively as the "Future 25%
Stock Awards"). The shares of Restricted Stock (or restricted stock units) subject to Future 25% Stock
Awards shall vest on the third anniversary of the date of grant of each such award.

          (B)  In or about March, 1997 and each March
thereafter during the Employment Period, an award of that number of whole shares of Restricted Stock (or restricted stock units) equal to (i) 40% of the Executive's Base
Salary, divided by (ii) the fair market value of the Parent Stock as of the date of grant (such awards are referred to individually as a "Future 40% Stock Award" and collectively as the "Future 40% Stock Awards", and Future 25% Stock Awards and Future 40% Stock Awards are referred to collectively as "Future Stock Awards.") The shares of Restricted Stock (or restricted stock units) subject to Future 40% Stock Awards shall vest on January
1 next following the tenth anniversary of the date of grant of each such award.

          (C) The Company or the Parent shall determine, in its discretion, whether a Future Stock Award shall be made in the form of Restricted Stock or restricted stock units. Future Stock Awards shall be subject to the applicable provisions of this Agreement and to such other terms and conditions as shall be applicable to similar awards granted at the same time to senior executives of the Parent and its operating subsidiaries.

                                       5

          (2) Options.  In or about May, 1996 and each
May thereafter during the Employment Period, an Option to acquire not less than 20,000 shares of Parent Common
Stock (such options are referred to individually as a "Future Option" and collectively as "Future Options").
Each Future Option shall (i) have an exercise price per share not less than the fair market value of Parent Stock on the date of grant, (ii) vest and become exercisable with respect to 25% of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant and (iii) be subject to the noncompeti-tion provisions set forth in the applicable Option Cer-tificate (which shall be substantially similar to those set forth in Exhibit B hereto).

               (f)  Trident Performance Payments.

          (1)  As used in this Section 5(f), the term
"Enhanced Performance Payment" shall have the meaning set forth in the Amended and Restated Employment Agreement by and between the Company and Robert Clements, effective as of December 31, 1993, as amended as of the Execution Date
(the "Clements Agreement"), but without any reduction resulting from the application of Sections 8(b), (c) or
(e) of the Clements Agreement.

          (2)  Subject to paragraph (4) below, within
forty-five (45) days following the receipt by the Company of the final liquidating distribution from The Trident
Partnership, L.P., a limited partnership registered under the laws of the Cayman Islands ("Trident"), the Company shall pay to the Executive in a cash lump sum an amount
("Trident Performance Payment") equal to 75% of (a) the
Enhanced Performance Payment multiplied by (b) a frac-tion, the denominator of which is the aggregate amount of all investments made by Trident, and the numerator of which is the aggregate amount of all investments made by Trident prior to the date the Executive ceases to be the Chairman and Chief Executive Officer of the Company, ex-cluding, however, any investments made or committed prior to the Effective Date with respect to Affinity Group
Plans, Inc., Hiscox Dedicated Insurance Fund PLC, Venton
Holdings Ltd. and Risk Capital Holdings, Inc. ("Excluded
Investments").  For purposes of this Agreement, the

                                       6

aggregate amount of the Excluded Investments shall equal
$117,167,527.

          (3)  As soon as practicable following the
Execution Date, the Company shall establish a grantor trust (the "Trust"), of which a bank of nationally recog-nized standing with consolidated shareholders' equity of not less than $500 million shall be trustee (the "Trust-ee") and the Executive shall be the beneficiary. The
Trust shall be established pursuant to a trust agreement
(the "Trust Agreement") to be entered into by the Compa-ny, the Parent, the Executive and the Trustee, the provi-sions of which shall be substantially the same as the provisions of the trust agreement established pursuant to
Section 5(c)(4) of the Clements Agreement (the "Clements
Trust Agreement"), with such changes as the parties hereto shall, reasonably and in good faith, agree to so that, to the extent practicable, the Trust Agreement shall relate to the Executive's right to receive the Trident Performance Payment to the same extent that the Clements Trust Agreement relates to Mr. Clements' right to receive the Enhanced Performance Payment. In any case, for the purposes of this Section 5(f)(3), the En-hanced Performance Payment shall be deemed to equal 5% of the Marsh & McLennan Trident Compensation (as defined in the Clements Agreement).

          (4)  The Executive's right to the Trident
Performance Payment shall be forfeited if, prior to the date such payment otherwise would have been made, the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason.

          (5)  If, at any time during the Employment
Period prior to the time the Executive ceases to be Chairman and Chief Executive Officer of the Company, the
Company organizes a successor or supplemental insurance venture capital investment fund to Trident with objec-

tives and purposes substantially similar to those of Trident, the Executive and the Company will discuss in good faith the Executive's entitlement to receive a performance payment with respect to such fund(s) based on concepts similar to those applicable to Trident and reflecting the business conditions at the time of such discussions.

                                       7

               (g)  Expenses.  During the Employment
Period, the Company shall reimburse the Executive for all reasonable business expenses upon the presentation of itemized statements of such expenses, subject to the applicable policies and procedures then in force.

               (h)  Vacation.  The Executive shall be
entitled to vacation during the Employment Period in accordance with policies applicable generally to senior executives of the Parent and its operating subsidiaries.

               (i)  Services Furnished.  During the Em-
ployment Period, the Company shall furnish the Executive, at the Company's principal executive offices, with appro-priate office space and such other facilities and servic-es as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

               (j)  Personal Investments.  During the Em-
ployment Period, the Parent, in its sole discretion, may make available to the Executive and other similarly situated senior executives of the Parent and its operat-ing subsidiaries the opportunity for personal investments in investments that the Company recommends to the enti-ties it advises.

          During the Employment Period, the Executive will refrain from any personal investments in the insur-ance industry, other than (i) investments made available to the Executive in accordance with the preceding para-graph or (ii) investments in stocks, bonds, or other securities listed on any national or regional securities exchange or that have been registered under Section 12(g) of the Securities Exchange Act of 1934 if the Executive's investment does not exceed, in the case of any class of the capital stock of any one issuer, five percent (5%) of the issued and outstanding shares, or, in the case of other securities, five percent (5%) of the aggregate principal amount thereof issued and outstanding; provid-ed, however, that the restriction in this subparagraph
(ii) shall not be violated by an increase in the per-centage of the Executive's investment in any entity where such increase is attributable to a reduction in the number of shares outstanding or to shares of others

                                       8

(other than the Executive's wife or children) that he is deemed to own under any applicable attribution rules, provided that in any such case the Executive shall take such reasonable steps as may be necessary to eliminate any conflict of interest arising therefrom.

          The Executive shall not, during the Employment
Period, make any personal investments which would prevent or hinder, directly or indirectly, the transaction of business by or the relationship of the Parent or any corporation or partnership in which the Parent directly or indirectly maintains a majority equity interest (a
"Marsh & McLennan Entity") with any governmental or quasi-governmental or public entity (including pension plans covering governmental or quasi-governmental employ-
ees), including any state, district, territory, or pos-session of the United States or any governmental subdivi-sion, agency, or instrumentality thereof or any insurance market, including Lloyd's, by virtue of any statute, law, regulation, or administrative practice.

               (k)  Other Benefits.  During the Employ-
ment Period, the Executive shall be eligible to partici-pate in all tax-qualified defined contribution and de-fined benefit retirement plans, and supplemental plans relating thereto, and welfare plans and programs (includ-ing group life insurance, medical and dental insurance, and accident and disability insurance) in which employees of the Parent and its United States subsidiaries are generally eligible to participate.

               (l)  Perquisites.  During the Employment
Period, the Company shall make available to the Executive all perquisites that are made available to comparable senior executives of the Parent and its operating subsid-iaries.

          6. Termination. The Executive's employment hereunder, as the case may be, may be terminated as follows:
               (a)  Death.  The Executive's employment
shall terminate upon his death, and the date of his death shall be the Date of Termination.

                                       9

               (b)  Disability.  If, as a result of the
Executive's incapacity due to physical or mental illness
(as determined by a medical doctor mutually agreed to), the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months and, within thirty (30) days after written Notice of Termination (as defined in Section 6(f) hereof) is given, shall not have returned to the perfor-mance of his duties hereunder on a full-time basis ("Dis-ability"), the Company may terminate the Executive's em-ployment hereunder. In this event, the Date of Termina-tion shall be thirty (30) days after Notice of Termina-tion is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period).

               (c)  Cause.  The Company may terminate the
Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder:

                    (i)  upon the Executive's conviction
     for the commission of a felony involving moral turpitude; or

                    (ii)  if, in carrying out his duties
     hereunder, the Executive engages in conduct that constitutes willful gross misconduct or willful gross neglect resulting in material harm to the Parent or the Company, as the case may be, unless the Executive believed in good faith that such action or non-action was in, and not opposed to, the best interest of the Parent or the Company, as the case may be, which conduct is not cured within 30 days after the written Notice of Termination de-scribed below has been delivered by the Parent or the Company, as the case may be.

          Cause shall not exist unless and until the Parent or the Company has delivered to the Executive a written Notice of Termination that specifically identi-fies the events, actions, or non-actions, as applicable, that the Parent or the Company believes constitute Cause hereunder and the Executive has been provided with an opportunity to be heard (which shall include an opportu-

                                      10

nity to address the Compensation Committee of the Parent
Board in writing) within 15 days after the delivery of such notice. The Date of Termination shall be the date specified in the Notice of Termination; provided, howev-er, that, in the case of a termination for Cause under clause (ii) above, the Date of Termination shall not be earlier than 30 days after delivery of the Notice of Termination.

               (d)  Good Reason.  The Executive may

terminate his employment hereunder within sixty (60) days after the occurrence of one or more of the following events, without the written consent of the Executive, that has not been cured within fifteen (15) business days after written notice thereof has been given by the Execu-tive to the Company and the Parent ("Good Reason"):

                    (i)  a reduction in the Executive's
     then current Base Salary, Incentive Compensation opportunity, or Parent equity opportunity or the termination or material reduction of any employee benefit set forth in Section 5(k) hereof (other than a reduction in benefits as part of an across-the-board reduction similarly affecting other senior executive officers of the Parent and its operating subsidiaries);

                    (ii)  during the Employment Period,
     the failure to continue the Executive in any of the positions described in Section 3 hereof (unless the Company has notified the Executive in writing of the existence of a basis for Cause or as otherwise provided in this Agreement) or removal of him from any such position;

                    (iii)  the failure to appoint the
     Executive to the position of Chairman and Chief
     Executive Officer of the Company on or before April
     1, 1996;

                    (iv)  the failure of the Executive to
     be elected to the Parent Board at the annual meeting of the shareholders of the Parent to be held in 1996;

                                      11

                    (v)  the failure to employ the Execu-
     tive in a position with the Parent or the Company which is satisfactory to him as of June 1, 1999;

                    (vi)   except as contemplated by the
     provisions of Section 3, a material diminution in the Executive's duties, assignment of duties (in-cluding reduction of duties) which are materially inconsistent with the Executive's then current position or, during the CEO Employment Period, the appointment of anyone else to an executive position at the Company senior to that of the Executive or a change in the reporting relationship of the Execu-tive so that he no longer reports directly to the Chief Executive Officer of the Parent;

                    (vii)  during the Employment Period,

     the relocation of the Executive's office location as assigned to him by the Company to a location more than 50 miles from Manhattan;

                    (viii)  the failure of the Company to
     obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 45 days after a merger, consolidation, sale or similar transaction or a failure of the Parent to obtain the assumption in writing of its guaranty of this Agreement by any successor to all or substan-tially all of the assets of the Parent within 45 days after a merger, consolidation, sale or similar transaction;

                    (ix)  a "Change in Control of the
     Parent" (as defined below) or a "Change in Control of the Company" (as defined below); or

                    (x)  failure to pay the Executive
     Incentive Compensation of at least $637,000 (inclu-sive of the Signing Payment) with respect to 1996 or at least $750,000 with respect to any subsequent year.

The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any

                                      12

act or failure to act constituting Good Reason hereunder.
In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, which shall be no more than thirty (30) days after the Notice of Termination.

          For purposes of this Agreement, a "Change in Control of the Parent" shall have occurred if:

          (1) any "person," as such term is used in Sec-tions 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Parent, any trustee or other fiduciary holding securities under an employee benefit plan of the Parent or any corporation owned, directly or indirectly, by the stockholders of the Parent in substantially the same proportions as their owner-ship of stock of the Parent), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of secu-rities of the Parent representing 50% or more of the combined voting power of the Parent's then outstand-ing voting securities;


          (2)  during any period of not more than two
     consecutive years, individuals who at the beginning of such period constitute the Parent Board, and any new director (other than a director designated by a person who has entered into an agreement with the Parent to effect a transaction described in clause
     (1), (3), or (4) of this Section 6(d)) whose elec-tion by the Parent Board or nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomina-tion for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (3) the stockholders of the Parent approve a merger or consolidation of the Parent with any other corporation, other than (A) a merger or consolida-tion which would result in the voting securities of the Parent outstanding immediately prior thereto

                                      13

     continuing to represent (either by remaining out-standing or by being converted into voting secu-rities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Parent or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Parent (or similar transaction) in which no "person"
     (as hereinabove defined) acquired 50% or more of the combined voting power of the Parent's then outstand-ing securities; or

          (4) the stockholders of the Parent approve a plan of complete liquidation of the Parent or an agreement for the sale or disposition by the Parent of all or substantially all of the Parent's assets
     (or any transaction having a similar effect).

For purposes of this Agreement, a "Change in Control of the Company" shall have occurred if the Parent no longer owns at least 50% of the value and voting power of the Company.

               (e)  Other Terminations.  If the Executiv-
e's employment is terminated hereunder for any reason other than as set forth in Sections 6(a) through 6(d) hereof, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termina-tion.

               (f)  Notice of Termination.  Any termina-
tion of the Executive's employment hereunder by the Company or by the Executive (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Execut-ive's employment under the provision so indicated.

                                      14

          7.  Compensation Upon Termination or During
Disability.

               (a)  Disability Period.  During any period
during the Employment Period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base
Salary, (ii) remain eligible to receive Incentive Com-pensation under Section 5(b) hereof and Future Stock
Awards and Future Options under Section 5(e) hereof, and
(iii) participate in the programs described in Section
5(k) hereof (except to the extent such participation is not permitted under the terms of such programs). Such payments made to the Executive during the Disability
Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

               (b)  Death.  If the Executive's employment
hereunder is terminated as a result of death, then:

                    (i)   the Company shall pay the
     Executive's estate or designated beneficiary, as soon as practicable after the Date of Termination, any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termina-tion;

                    (ii)  the Company shall pay the
     Executive's estate or designated beneficiary, in accordance with the Company's normal payroll prac-tice, an amount equal to the Executive's Base Salary for a period of 90 days following the Date of Termi-nation;

                    (iii)  the Company shall pay the
     Executive's estate or designated beneficiary, at the time it would otherwise have been payable, Incentive
     Compensation for the year in which the Date of Termination occurs on the basis of an annualized rate of no less than $750,000, prorated based upon

                                      15

     the number of days during such year or period the Executive was employed by the Company;

                    (iv)  the Company shall pay the
     Executive's estate or designated beneficiary, as and when otherwise payable, the Trident Performance Pay-ment;

                    (v)  all awards of Options, Restrict-
     ed Stock and restricted stock units previously granted to the Executive (including but not limited to the Initial Restricted Stock Award, the Initial
     Stock Option Award, and the Future Stock Awards and
     Future Options previously granted to the Executive) shall become fully vested and, with respect to the Options, fully exercisable, as of the Date of Termi-nation and all such Options shall remain exercisable for a period of one year following such Date of Termination; and

                    (vi)  the Company shall have no addi-
     tional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company or the Parent.

               (c)  Disability.  If the Executive's
employment hereunder is terminated as a result of Dis-ability, then:

                    (i)   the Company shall pay the
     Executive, as soon as practicable after the Date of Termination, any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination;

                    (ii)  the Executive shall receive,
     until the date the Executive reaches age 65 or, if earlier, until his death, the salary-related dis-ability benefits provided in accordance with, and subject to the conditions of, the long-term dis-ability program then in effect for senior executives of the Parent and its operating subsidiaries; pro-vided, however, that so long as the Executive elects and pays for any voluntary supplemental base salary

                                      16

     coverage, the level of such benefits shall not be less than 65% of his Base Salary as of the Date of Termination;

                    (iii)  the Company shall pay the
     Executive, at the time it would otherwise have been payable, Incentive Compensation for the year in which the Date of Termination occurs on the basis of an annualized rate of no less than $750,000, prorat-ed based upon the number of days during such year or period the Executive was employed by the Company;

                    (iv)  the Company shall pay the
     Executive, as and when otherwise payable, the Tri-dent Performance Payment;

                    (v)  all awards of Options, Restrict-
     ed Stock and restricted stock units previously granted to the Executive (including but not limited to the Initial Restricted Stock Award, the Initial
     Stock Option Award, and the Future Stock Awards and
     Future Options previously granted to the Executive) shall become fully vested and, with respect to the Options, fully exercisable, as of the Date of Termi-nation, and all such Options shall remain exercis-able for their original term;

                    (vi) for the remainder of the Employ-
     ment Period set forth in Section 2 hereof (deter-mined without regard to the Executive's termination for Disability), the Executive shall continue to participate in all employee welfare benefit plans and programs of the Company in which the Executive was entitled to participate immediately prior to the Date of Termination in accordance with the terms of such plans and programs as in effect from time to time; provided that the Executive's continued par-ticipation is permitted under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with bene-fits substantially similar to those which the Execu-tive and his dependents would otherwise have been entitled to receive under such plans and programs

                                      17


     from which their continued participation is barred;
     and

                    (vii) the Company shall have no addi-
     tional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company or the Parent.

               (d)  Cause or By Executive other than for
Good Reason. If the Executive's employment hereunder is terminated by the Company for Cause or by the Executive
(other than for Good Reason), then:

                    (i)   the Company shall pay the
     Executive, as soon as practicable after the Date of Termination, any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination; and

                    (ii) the Company shall have no addi-
     tional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company or the Parent.

               (e)  Termination by Company without Cause
or by the Executive with Good Reason. If the Executive's employment hereunder is terminated by the Company (other than for Cause or Disability) or by the Executive for Good Reason, then:

                    (i)  the Company shall pay the Execu-
     tive, as soon as practicable after the Date of Termination, any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination;

                    (ii)  the Company shall pay the
     Executive, at the time it would otherwise have been payable, Incentive Compensation for the year in which the Date of Termination occurs on the basis of an annualized rate of no less than $750,000, prorat-ed based upon the number of days during such year or period the Executive was employed by the Company;

                                      18

                    (iii)  the Company shall pay to the
     Executive over a period of twenty-four months fol-lowing the Date of Termination (the "Salary Con-tinuation Period"), and in accordance with the Company's payroll practices, an aggregate amount equal to two times the sum of (A) the Executive's

     Base Salary (at the annualized rate in effect at the time Notice of Termination is given) and (B) the higher of (x) the Executive's average annual Incen-tive Compensation with respect to the two full calendar years immediately preceding the Date of Termination and (y) $750,000;

                    (iv)  the Company shall pay the
     Executive, as and when otherwise payable, the Tri-dent Performance Payment;

                    (v)  all awards of Options, Restrict-
     ed Stock and restricted stock units previously granted to the Executive (including but not limited to the Initial Restricted Stock Award, the Initial
     Stock Option Award, and the Future Stock Awards and
     Future Options previously granted to the Executive) shall become fully vested and, with respect to the Options, fully exercisable, as of the Date of Termi-nation, with the Initial Stock Option Award remain-ing exercisable for its original term and all other
     Options (including Future Options) remaining exer-cisable for a period of one year after the Date of Termination;

                    (vi)  during the Salary Continuation
     Period, the Executive shall continue to participate in all employee welfare benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination in accordance with the terms of such plans and programs as in effect from time to time; provided that the Executive's continued participation is permitted under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially simi-lar to those which the Executive and his dependents

                                      19

     would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred; and

                    (vii)  the Company shall have no
     additional obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company or the Parent.

          Notwithstanding the above, (A) if the Executive terminates employment for Good Reason by reason of the event described in Section 6(d)(v), then in lieu of the payments described in Section 7(e)(iii), the Company shall pay the Executive $500,000 in a single cash lump sum as soon as practicable following the Date of Termina-tion, and (B) if, after a Change in Control of the Parent or a Change in Control of the Company, the Executive's employment is terminated either by the Company (other than for Cause or Disability) or by the Executive for Good Reason, then, subject to (A) above, payment of the aggregate amount described in Section 7(e)(iii) shall be made in a single cash lump sum as soon as practicable following the Date of Termination. In either case, the Salary Continuation Period shall be twenty-four months.

          8. Gross-Up for Excise Tax. In the event that the Executive becomes entitled to the payments or bene-fits pursuant to Section 7 of this Agreement (the "Sever-ance Payments"), if any of the Severance Payments will be subject to the excise tax (the "Excise Tax") under Sec-tion 4999 of the Internal Revenue Code of 1986, as amend-ed (the "Code"), the Company shall pay to the Executive, within five (5) days following the Date of Termination or as soon thereafter as practicable, an additional amount
(the "Gross-Up Payment") such that the net amount re-tained by the Executive, after deduction of any Excise
Tax on the Severance Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 8, shall be equal to the Severance
Payments. The determination of whether an Excise Tax is due, the amount of the Excise Tax and the amount of the Gross-Up Payment shall be made by an independent auditor
(the "Auditor") jointly selected by the Company and the Executive and paid by the Company. If the Executive and

                                      20

the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one nationally recognized accounting firm and those two firms shall jointly select the nationally recognized accounting firm to serve as the Auditor.

          9. Mitigation. The Executive shall not be re-quired to mitigate amounts payable pursuant to Section 7 hereof by seeking other employment or otherwise, nor shall there be any offset against such payments on ac-count of (a) any remuneration attributable to any subse-quent employment that he may obtain or (b) any claims the Parent or the Company may have against the Executive.
However, to the extent that the Executive shall receive from a subsequent employer benefits substantially similar to those to be provided under Sections 7(c)(vi) and 7(e)(vi) hereof, the benefits to be provided under such Sections shall be correspondingly reduced.


          10. Confidential Information, Removal of Docu-ments, Non-Competition.

               (a)  Confidential Information.  The Execu-
tive shall hold in a fiduciary capacity for the benefit of the Marsh & McLennan Entities all trade secrets, confidential information, and knowledge or data relating to the Marsh & McLennan Entities and the businesses and investments of the Marsh & McLennan Entities, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not have been or now or hereafter have become public knowledge
(other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Execu-tive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or the Par-ent.

               (b)  Removal of Documents.  All records,
files, drawings, documents, models, equipment, and the like relating to the business of the Marsh & McLennan

                                      21

Entities, which the Executive prepares, uses or comes into contact with shall not be removed by the Executive from the premises of any Marsh & McLennan Entity (without the written consent of the Company or the Parent) during or after the Employment Period unless such removal shall be required or appropriate in connection with his carry-ing out his duties under this Agreement, and, if so removed by the Executive, shall be returned to such Marsh
& McLennan Entity immediately upon termination of the Executive's employment hereunder.

               (c)  Non-Competition.  During (i) the
Executive's employment with the Company, (ii) in case of termination by the Company (other than for Cause or Disability) or by Executive for Good Reason (other than a termination by the Executive for Good Reason by reason of the event described in Section 6(d)(v) hereof), the Salary Continuation Period, and (iii) in case of Termina-tion by the Company with Cause or by the Executive with-out Good Reason, the one (1)-year period after the Execu-tive's Date of Termination, the Executive (A) shall not engage, anywhere within the geographical areas in which any Marsh & McLennan Entity has conducted its business operations or provided services as of the date hereof or at any time prior to the Date of Termination, directly or indirectly, alone, in association with or as a sharehold-er, principal, agent, partner, officer, director, employ-ee or consultant of any other organization, in the insur-ance brokerage business ("Competitive Business"); provid-ed, however, that nothing herein shall preclude the Executive from so engaging in that portion of the busi-ness of any enterprise which does not constitute a Com-petitive Business; (B) shall not solicit or encourage any officer, employee or consultant of any of the Marsh &
McLennan Entities to leave the employ of any of the Marsh
& McLennan Entities for employment by or with any compet-itor of any of the Marsh & McLennan Entities; (C) shall not divert to any competitor of any of the Marsh & McLen-nan Entities any customer of any of the Marsh & McLennan
Entities; and (D) shall not disparage any Marsh & McLenn-an Entity or any employee, director or officer of any Marsh & McLennan Entity; provided, however, that nothing herein shall prohibit the Executive from making invest-ments permitted by Section 5(j) hereof. If, at any time, the provisions of this Section 10(c) shall be determined

                                      22

to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activi-ty, this Section 10(c) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be deter-mined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 10(c) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

               (d)  Remedies.  In the event of a breach
or threatened breach of this Section 10, the Executive agrees that the Company and the Parent shall be entitled to injunctive relief in a court of appropriate jurisdic-tion to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient. In addition, in the event of (i) a material breach of Section 10(a) by the Executive, (ii) a material and willful breach of Section 10(b) by the Executive or (iii) a breach of Section 10(c) by the Executive, the Company's obligations to the Executive under Section 7(e) hereof shall immediately cease and the Company shall have no further obligation to the Executive under this Agreement.

               (e)  Continuing Operation.  Any termina-
tion of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this
Section 10.


               (f)  Nondisparagement by the Company.
During the applicable period under Section 10(c) hereof, neither the Company nor the Parent shall disparage the Executive.

          11. Indemnification. The Company shall indem-nify the Executive to the full extent authorized by law and the Charter and By-laws of the Company or the Parent, as applicable, for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of all his duties hereunder. The Executive shall be in-sured under the Company's and the Parent's Directors' and Officers' Liability Insurance Policy as in effect from time to time. Any termination of the Executive's employ-

                                      23

ment or of this Agreement shall have no effect on the continuing operation of this Section 11.

          12.  Successors; Binding Agreement.

               (a)  Company's Successors.  No rights or
obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Compa-ny is not the continuing entity, or the sale or liquida-tion of all or substantially all of the business and/or assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and/or assets of the Company and such as-signee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agree-ment, either contractually or as a matter of law. The
Company will require any such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section
12 or which otherwise becomes bound by all the terms and provisions of this Agreement or by operation of law.

               (b)  Executive's Successors.  This Agree-
ment shall not be assignable by the Executive.  This
Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Execut-ive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          13. Notice. For the purposes of this Agree-ment, notices, demands and all other communications provided for in this Agreement shall be in writing and

                                      24

shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:


               Jeffrey W. Greenberg
               950 Park Avenue, Apt. 10B
               New York, New York  10028

          If to the Company:

               Marsh & McLennan Risk Capital Corp.
               1166 Avenue of the Americas
               New York, New York  10036
               Attn:  Treasurer

          with a copy to:

               Marsh & McLennan Companies, Inc.
               1166 Avenue of the Americas
               New York, New York  10036
               Attn:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          14.  Miscellaneous.  No provisions of this
Agreement may be modified unless such modification is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated for the Company by the Board. Any waiver or discharge must be in writing and signed by the Executive or such an authorized officer of the Company, as the case may be.
No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be per-formed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this

                                      25

Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law princi-ples.

          15. Withholding. Any payments provided for in this Agreement shall be paid net of any applicable with-holding required under federal, state or local law.

          16. Arbitration. Except as otherwise provided herein, all controversies, claims or disputes arising out of or related to this Agreement shall be settled under the rules of the American Arbitration Association then in effect in the State of New York, as the sole and exclu-sive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

          17.  Transfer of Employment.  Anything in this
Agreement to the contrary notwithstanding, if, during the Employment Period, the Company, the Parent and the Execu-tive agree in writing that the Executive's employment hereunder shall be transferred to another Marsh & McLenn-an Entity (the "Transferee") (which may be the Parent), then the rights and obligations of the Company under this Agreement (with such appropriate modifications to the Agreement as the Parent, the Transferee and the Executive may agree to) may be assigned or transferred by the Company to the Transferee. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any Transferee that becomes the Company's successor with respect to the Executive's employment in accordance with this Section 17.

          18. Attorneys' Fees. The Company shall reim-burse the Executive for all costs, including without limitation reasonable attorneys' fees of the Executive, in any dispute, arbitration or proceeding arising under this Agreement so long as the Executive's position is ad-vanced in good faith. The Company shall pay (or reim-burse the Executive for) all costs, including without limitation reasonable attorneys' fees, incurred by the Executive in connection with the negotiation of this Agreement and matters preliminary thereto.

                                      26

          19.  Validity.  The invalidity or unenforce-
ability of any provision or provisions of this Agreement

shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          20. Counterparts. This Agreement may be exe-cuted in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          21. Entire Agreement. This Agreement between the Company and the Executive sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agree-ments (including, but not limited to, the Letter Agree-ment between the Executive and the Company dated October
4, 1995 (the "Letter Agreement")), promises, covenants, arrangements, communications, representations or warran-ties, whether oral or written, by the parties hereto in respect of the subject matter contained herein; and any prior agreement (including the Letter Agreement) of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

                                      27



IN WITNESS WHEREOF, the parties hereto have executed this Agreement on December 16, 1995 to be effec-tive as of the date first above written.

                         MARSH & McLENNAN RISK CAPITAL
                           CORP.


                         By:/s/Robert Clements
                            Name:  Robert Clements
                            Title: Chairman of the Board




                         /s/Jeffrey W. Greenberg
                         Jeffrey W. Greenberg

                                      28




December 18, 1995


Mr. Jeffrey W. Greenberg
950 Park Avenue
New York, NY  10028


Dear Mr. Greenberg:

Marsh & McLennan Companies, Inc., a Delaware corporation (the "Parent"), hereby agrees to perform any and all obligations and duties owed to you by the Parent pursuant to the terms and conditions of the Employment Agreement between Marsh & McLennan Risk Capital Corp. (the "Company") and you, effective as of October 1, 1995 (the "Employment Agreement"), and you agree to perform any and all obligations owed to the Parent by you pursuant to the terms and conditions of the Company's obligations and duties under the Employment Agreement.


Marsh & McLennan Companies, Inc.


By:  /s/A.J.C. Smith
     A.J.C. Smith
     Chairman of the Board


Agreed to:



/s/Jeffrey W. Greenberg
Jeffrey W. Greenberg










                      MARSH & MCLENNAN COMPANIES, INC.

                      DIRECTORS STOCK COMPENSATION PLAN


          1.   Purpose.

               The Marsh & McLennan Companies, Inc. Directors Stock Compensation Plan (the "Plan") is intended to provide an incentive to members of the board of directors of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), who receive fees for their services, to remain in the service of the Company and to encourage such Directors to acquire additional stock ownership interests in the Company.

          2.   Definitions.

               (a)  "Accounting Date" means June 1st of each Plan Year.

               (b) "Basic Fee" means the annual retainer payable to a Director during each Plan Year (at the annual rate in effect on the Accounting Date of such Plan Year) for such Director's services on the Board (exclusive of any amounts payable with respect to service on a committee of the Board or other committee of Directors or for attendance at Board or committee meetings).

               (c)  "Board" means the Board of Directors of the Company.

               (d) "Committee" means the Compensation Committee of the Board.

               (e) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

               (f) "Compensation" means the aggregate amount payable to a Director for such Director's services on the Board (including any amounts payable with respect to service on a committee of the Board or other committee of Directors or for attendance at Board or committee meetings, but excluding the portion of the Basic Fee with respect to which shares of Common Stock are issuable pursuant to Section 5(a) hereof).

               (g) "Director" means a member of the Board who receives fees for his or her services.

               (h)  "Effective Date" means June 1, 1995.


               (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (j) "Fair Market Value" on any given date means, except as otherwise provided in Section 5(f) hereof, the average of the high and low prices of the Common Stock on the New York Stock Exchange on the last trading day preceding such date.

               (k) "Plan Year" means the twelve-month period commencing June 1st and ending on the following May 31st.

          3.   Administration of the Plan.

               The Plan shall be administered by the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

          4.   Common Stock Reserved for the Plan.

               The number of shares of Common Stock authorized for issuance under the Plan is 250,000, including Deferred Shares (as defined in Section 5(c) hereof), whether distributed as such or paid in cash, subject to adjustment pursuant to Section 6 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

          5.   Terms and Conditions of Grants.

               (a) Mandatory Portion. On each Accounting Date commencing with the Effective Date, each Director shall automatically receive a number of shares of Common Stock with a Fair Market Value on such Accounting Date equal to one-quarter (1/4) of his or her Basic Fee payable during the Plan Year which commences on such Accounting Date. Such shares of Common
Stock (including fractional shares) shall be received in lieu of the payment of cash in respect of one-quarter (1/4) of such Basic Fee and shall be transferred on such Accounting Date in accordance with Section 5(e) hereof, except to the extent that a Deferral Election (as defined in Section 5(c) hereof) shall be in effect with respect to such shares or to the extent that
Section 5(f) hereof applies.

              (b) Elective Portion. Each Director may elect that a specified percentage (in increments of 10%) of his or her future
Compensation be paid in shares of Common Stock. Such shares of Common Stock (including fractional shares) shall be received in lieu of the payment of cash in respect of the specified percentage of future Compensation payable for services rendered in the quarters ended August 15th, November 15th, February 15th and May 15th, as the case may be. Such shares of Common Stock shall be transferred in accordance with Section 5(e) hereof, except to the extent that a Deferral Election (as defined in Section 5(c) hereof) shall be in effect with respect to such shares or to the extent that Section 5(f) hereof applies. An election hereunder shall be in the form of a document executed and filed with the Secretary of the Company and shall remain in effect until the effectiveness of any modification or revocation.

               (c) Deferral Election. With respect to (1) the portion of the Basic Fee payable in Common Stock under Section 5(a) and (2) the specified percentage of Compensation payable in Common Stock under Section 5(b) hereof, each Director may elect to defer the receipt (a "Deferral Election") of all or any portion of the shares of Common Stock otherwise transferable pursuant to Section 5(e). In such event, there shall be credited to an account maintained on behalf of such Director, as of the date on which shares would otherwise be transferred hereunder, a number of Shares ("Deferred Shares") equal to the number of shares otherwise transferable. A Deferral Election or revocation hereunder shall be in the form of a document executed by the Director and filed with the Secretary of the Company prior to the time that the Basic Fee or other Compensation to which such election relates has been earned. Any such election may be modified or revoked at any time with respect to the Basic Fee or other Compensation not yet earned, but will remain in effect until modified or revoked.

               Effective as of the Effective Date, all units representing phantom stock which have been credited to an account maintained by the Company for the benefit of a Director, pursuant to a deferral agreement or arrangement with such Director, shall be converted into an equal number of Deferred Shares pursuant to this Plan and shall thereafter be treated in accordance with the terms hereof.

               The Director shall elect (a) that Deferred Shares be distributed (in whole shares of Common Stock and cash in lieu of any fractional shares) in a lump sum or in substantially equal annual installments (not exceeding 10), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the Director ceases to be a Director of the Company or (ii) the earlier of the year in which the Director ceases to be a Director of the Company or a date designated by the Director; provided, however, that any such election shall be subject to Section 5(f) hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the Director's Deferred Shares shall have been distributed. Notwithstanding anything else this Plan, the Committee may, in its sole discretion, accelerate the distribution of Deferred Shares in cases of extreme emergency or hardship.

               In the event the Director should die before all of the Director's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Director, or if no designation has been made, to the estate of the Director.


               (d) Dividend Equivalents. Deferred Shares shall be credited with an amount equal to the dividends which would have been paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares credited to such Director prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

               Dividend Equivalents so credited shall be converted into an additional number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan.

               (e) Transfer of Shares. Shares of Common Stock issuable to a Director under Section 5(a) hereof shall be transferred to such Director as of each Accounting Date. The total number of shares of Common Stock to be so transferred shall be determined by dividing (a) one-quarter (1/4) of such Director's Basic Fee payable during the Plan Year commencing on such Accounting Date by (b) the Fair Market Value of a share of Common Stock on such Accounting Date. Shares of Common Stock issuable to a Director under
Section 5(b) hereof shall be transferred to such Director on August 31st, November 30th, February 28th and May 31st of each Plan Year. The total number of shares of Common Stock to be so transferred on each such date shall be determined by dividing (x) the product of (1) the percentage specified by the Director pursuant to Section 5(b) hereof and (2) the Director's Compensation payable for services rendered in the quarter ending on August 15th, November 15th, February 15th or May 15th of such Plan Year, as the case may be, by (y) the Fair Market Value of a share of Common Stock on such date. Notwithstanding the two preceding sentences, no election under Section 5(b) (and no modification or revocation thereof) shall be executed prior to six months from the date such election (or modification or revocation) is properly filed pursuant to Section 5(b) hereof (i.e., the Fair Market Value of the shares of Common Stock issuable pursuant to an election or modification shall be determined on the August 15th, November 15th, February 15th or May 15th next following the expiration of six months from the date such election or modification is filed, and such shares shall be transferred on the August 31st, November 30th, February 28th, or May 31st next following the date used for determining Fair Market Value). The registrar for the Company will make an entry on its books and records evidencing that such shares (including any fractional shares) have been duly issued as of such dates; provided, however, that a Director may in the alternative elect in writing prior thereto to receive a stock certificate representing the number of whole such shares acquired plus cash in lieu of any fractional shares.

               (f) Change in Control. Upon a Change in Control, all Deferred Shares, to the extent credited prior to the Change n Control, shall be paid immediately in cash. For purposes of this Section 5(f), with respect to determining the cash equivalent value of a Deferred Share, the Fair Market Value of such a Deferred Share shall be deemed to equal the greater of (i) the highest Fair Market Value per share at any time during the 60-day period preceding a Change in Control and (ii) the price of a share of Common Stock which is paid or offered to be paid, by any person or entity, in connection with any transaction which constitutes a Change in Control pursuant to this Section 5(f).

               For purposes of the Plan, a "Change in Control" shall have occurred if:

                    (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

                    (ii) during any period of two consecutive years, individuals who at the beginning of such period institute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 5(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) acquired more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          6.   Effect of Certain Changes in Capitalization.

               In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Common Stock, the maximum number or class of shares available under the Plan, and the number or class of shares of Common Stock to be delivered hereunder shall be adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock.

          7.   Term of Plan.

               This Plan shall become effective as of the Effective Date, provided that the Plan shall have been approved by the stockholders of the Company at the 1995 annual meeting of stockholders. This Plan shall remain in effect until all authorized shares have been issued, unless sooner terminated by the Board. No transfer of shares of Common Stock may be made to any Director under the Plan unless stockholder approval of the Plan has previously been obtained pursuant to this Section 7.

          8.   Amendment; Termination.

               The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 of the Exchange Act, as amended from time to time ("Rule 16b-3"), to be applicable to the Plan and the Directors shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon; and, provided further, that the provisions of Section 5(a) hereof shall not be amended more than once every six months, other than to conform with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          9.   Rights of Directors.

               Nothing contained in the Plan or with respect to any grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of the Company as a Director.

          10.  General Restrictions.

               (a) Investment Representations. The Company may require any Director to whom Common Stock is issued, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

               (b) Compliance with Securities Laws. Each issuance shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares hereunder, such issuance may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

               (c) Nontransferability. Awards under this Plan shall not be transferable by a Director other than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          11.  Withholding.

               The Company may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any Federal, state or local income taxes required to be withheld with respect to such payment or delivery.

          12.  Governing Law.

               This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

          13.  Plan Interpretation.

               The Plan is intended to comply with applicable provisions of Rule 16b-3, as amended from time to time, and shall be construed to so comply.

          14.  Headings.

               The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.